UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Invivyd, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Invivyd, Inc.

1601 Trapelo Road, Suite 178

Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Tuesday, May 23, 2023

To our Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “2023 Annual Meeting” or the “Annual Meeting”) of INVIVYD, INC., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually on Tuesday, May 23, 2023 at 8:30 a.m. Eastern Time at www.virtualshareholdermeeting.com/IVVD2023. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held for the following purposes:

1. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to (i) declassify the Company’s Board of Directors (our “Board”) and provide for the annual election of all directors and (ii) provide that directors of the Company may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors (the “Declassification Amendment”).

2. To elect the two nominees for director named in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the “Proxy Statement”) for a three-year term expiring at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) (provided, that if the Declassification Amendment is approved and implemented, the terms of such directors will expire at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”)).

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

4. To transact such other business as may properly be brought before the Annual Meeting.

Our Board recommends that stockholders vote FOR Proposal No. 1, FOR ALL for Proposal No. 2 and FOR Proposal No. 3.

These items of business are more fully described in the Proxy Statement, which is incorporated by reference hereto.

This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/IVVD2023 and entering the 16-digit Control Number included in (i) your Notice of Internet Availability of Proxy Materials (the “Notice”), (ii) your proxy card in the enclosed proxy materials, or (iii) the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log-in to the Annual Meeting beginning at 8:00 a.m. Eastern Time on May 23, 2023.

The record date for the Annual Meeting is March 24, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting. We will commence mailing the Notice to our stockholders on or about April 10, 2023, which will contain instructions on how to vote at the Annual Meeting as well as how to access the Proxy Statement and our 2022 Annual Report on Form 10-K.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions described in the Proxy Statement.

By Order of the Board of Directors,

Jill Andersen
Chief Legal Officer and Corporate Secretary

Waltham, Massachusetts

April 10, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Tuesday, May 23, 2023 at 8:30 a.m. Eastern Time online at www.virtualshareholdermeeting.com/IVVD2023

Copies of our Proxy Materials, consisting of the Notice of Annual Meeting of Stockholders, the Proxy Statement and Accompanying Form of Proxy Card, and our 2022 Annual Report on Form 10-K are available free of charge at www.proxyvote.com.

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YOUR VOTE IS IMPORTANT

If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction form that accompanies this Proxy Statement. If you fail to specify your voting instructions, your shares will not be voting on certain proposals due to rules applicable to broker voting, and we may incur additional costs to solicit votes.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Phone: 1-877-278-4774 (toll-free within the United States) or

1-781-575-2137 (outside of the United States)

INVIVYD, INC.

1601 Trapelo Road, Suite 178

Waltham, Massachusetts 02451

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 8:30 A.M., EASTERN TIME, ON MAY 23, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 23, 2023

We are making this Proxy Statement and the accompanying form of proxy card, and our 2022 Annual Report on Form 10-K (the “Annual Report”), available electronically via the internet at www.proxyvote.com and our website, www.invivyd.com. If you wish to receive a paper or email copy of these documents, please request one by following the instructions contained in the Notice of Internet Availability of Proxy Materials (the “Notice”). There is no charge for requesting a copy.

The Notice will be mailed to our stockholders on or before April 10, 2023, in connection with the solicitation of proxies on behalf of our Board of Directors (our “Board”) for use at our 2023 Annual Meeting of Stockholders, to be held on Tuesday, May 23, 2023 at 8:30 a.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/IVVD2023, and at any adjournment or postponement thereof (the “2023 Annual Meeting” or the “Annual Meeting”). Whether or not you plan to attend the Annual Meeting, please follow the instructions on the Notice so that your shares may be voted at the Annual Meeting. You may submit your proxy by mail, by telephone, or through the internet by following the instructions set forth on the Notice. If you attend the Annual Meeting, you may revoke your previously-submitted proxy and vote virtually during the Annual Meeting.

MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Proposal No. 1: To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to (i) declassify our Board and provide for the annual election of all directors and (ii) provide that directors of the Company may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors (the “Declassification Amendment”).	8	Affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares entitled to vote generally in the election of directors of the Company, voting together as a single class.	“FOR” the Declassification Amendment

Proposal No. 2: To elect the two nominees for Class II director named in this Proxy Statement for a three-year term expiring at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) (provided, that if the Declassification Amendment is approved and implemented, the terms of such directors will expire at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”)).	11	The two nominees for director receiving the highest number of votes “FOR” election will be elected as directors for a three-year term expiring at the 2026 Annual Meeting (provided, that if the Declassification Amendment is approved and implemented, the terms of such directors will expire at the 2024 Annual Meeting) (i.e., a plurality standard).	“FOR ALL” the election of the named director nominees

Proposal No. 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	13	Affirmative vote of the holders of a majority of the shares present by remote communication or represented by proxy and entitled to vote generally on the subject matter	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP

i

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING	49
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	50
APPENDIX A	52

ii

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.

Q: What am I being asked to vote on?

A: There are three matters scheduled for a vote at the Annual Meeting, which are described in more detail below in this Proxy Statement:

•

Proposal No. 1: Approval of an amendment to our Certificate of Incorporation to (i) declassify our Board and provide for the annual election of all directors and (ii) provide that directors of the Company may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors (“Proposal No. 1” or the “Declassification Amendment”);

•

Proposal No. 2: Election of the two nominees for Class II director named in this Proxy Statement for a three-year term expiring at the 2026 Annual Meeting (provided, that if the Declassification Amendment is approved and implemented, the terms of such directors will expire at the 2024 Annual Meeting) (“Proposal No. 2”); and

•

Proposal No. 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal No. 3”).

Q: How many votes are needed to approve each proposal?

A: For Proposal No. 1, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares entitled to vote generally in the election of directors of the Company as of March 24, 2023 (the “Record Date”), voting together as a single class, is required for approval. Abstentions and broker non-votes will have the same effect as votes “Against” Proposal No. 1.

For Proposal No. 2, the two nominees receiving the highest number of “FOR” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected for a three-year term expiring at the 2026 Annual Meeting (provided, that if the Declassification Amendment is approved and implemented, the terms of such directors will expire at the 2024 Annual Meeting). You may choose to vote or withhold your vote for one or more of such nominees. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors, although it will be counted for purposes of establishing a quorum. Broker non-votes will have no effect on the outcome of Proposal No. 2.

For Proposal No. 3, ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, the affirmative vote of the holders of a majority of the shares present by remote communication or represented by proxy and entitled to vote generally on the subject matter is required for approval. Abstentions will have the same effect as votes “Against” Proposal No. 3. There will be no broker non-votes with respect to Proposal No. 3.

Q: What are the recommendations of the Board?

A: Our Board unanimously recommends that you vote your shares in accordance with the instructions on your proxy card as follows:

•	“FOR” the Declassification Amendment to declassify our Board;

•

“FOR ALL” the election of the two director nominees to our Board for a three-year term expiring at the 2026 Annual Meeting (provided, that if the Declassification Amendment is approved and implemented, the terms of such directors will expire at the 2024 Annual Meeting); and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Q: If the Declassification Amendment is approved, what will be the terms of the directors?

A: If the Declassification Amendment is approved and implemented, (i) the term of each director elected at the Annual Meeting will expire at the 2024 Annual Meeting and (ii) the term of all of our other directors will also expire at the 2024 Annual Meeting, regardless of the terms of the directors prior to approval of the Declassification Amendment.

Q: If the Declassification Amendment is not approved, what will be the terms of the directors?

A: If the Declassification Amendment is not approved, our Board will remain classified. The nominees for election at the Annual Meeting will be the Class II directors and, if elected, will be elected to serve a three-year term expiring at the 2026 Annual Meeting. The Class III directors and the Class I directors will continue to serve the remainder of their terms expiring at the 2024 Annual Meeting and the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), respectively.

Q: Who can attend the Annual Meeting, and how do I attend?

A: All stockholders are invited to attend the Annual Meeting.

The Annual Meeting is a virtual only meeting held through a live webcast at www.virtualshareholdermeeting.com/IVVD2023. You will not be able to attend the Annual Meeting in person.

You are entitled to attend and ask questions at the Annual Meeting if you were a stockholder as of the close of business on the Record Date (i.e., March 24, 2023). To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/IVVD2023 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card or in the email in which this Proxy Statement was sent to you. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the Annual Meeting if you have questions about obtaining your Control Number or voting instruction form to vote.

Whether or not you attend the Annual Meeting, it is important that you submit your proxy so that your shares are voted at the Annual Meeting.

We encourage you to access the Annual Meeting before it begins. Online check-in will begin at 8:00 a.m. Eastern Time on May 23, 2023.

If you were not a stockholder as of the Record Date, or you do not log-in using your Control Number, you will be able to log-in as a guest by visiting www.virtualshareholdermeeting.com/IVVD2023 and registering as a guest. Please note that if you log-in as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.

Q: Who can vote at the Annual Meeting, and how many shares can they vote?

A: Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 109,316,226 shares of common stock outstanding and entitled to vote.

Each stockholder entitled to vote at the Annual Meeting may cast one vote for each share of common stock owned by him, her or it that has voting power upon each matter considered at the Annual Meeting. Our stockholders do not have the right to cumulate their votes in the election of directors.

Q: How can I see who is entitled to vote at the Annual Meeting?

A: For a period of ten days ending on the day before the date of the Annual Meeting, a list of our record stockholders as of the close of business on the Record Date will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting at our corporate headquarters during regular business hours. Please contact our Corporate Secretary at Invivyd, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451, Attn: Corporate Secretary, (781) 819-0080 to make arrangements to inspect the list.

Q: Where can I get technical assistance during the Annual Meeting?

A: The Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Attendees should ensure they have a strong internet connection, allow plenty of time to log in, and can hear streaming audio prior to the start of the Annual Meeting.

If you have difficulty accessing the Annual Meeting or experience technical difficulties during the Annual Meeting, please call the toll-free number that will be available on our virtual stockholder login site (www.virtualshareholdermeeting.com/IVVD2023) for assistance. We will have technicians available to help you with any technical difficulties you may have beginning 10 minutes prior to the start of the Annual Meeting, and technicians will be available through the conclusion of the Annual Meeting. Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available on the Annual Meeting website.

Q: Why is the Annual Meeting online, and will I still have the same participation rights as I would have at an in-person stockholder meeting?

A: By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, reduce costs and increase overall efficiency and safety for us and our stockholders. The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

In addition to voting online during the Annual Meeting or changing a vote you may have submitted previously by following the methods described in this Proxy Statement, stockholders who attend the Annual Meeting and log in using their Control Number will have an opportunity to submit questions online during a portion of the Annual Meeting. Instructions for submitting a question during the Annual Meeting will be provided on the Annual Meeting website. We will endeavor to answer as many submitted questions as time permits; however, we reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Q: What if another matter is properly brought before the Annual Meeting?

A: Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment to the extent authorized under Rule 14a-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Q: How do I vote?

A: The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, then you are a stockholder of record.

If you are a stockholder of record, your proxy is being solicited directly by us, and you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy through the internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted. You may still attend the Annual Meeting and vote at the meeting even if you have already submitted your proxy.

•

To vote during the Annual Meeting, if you are a stockholder of record as of the Record Date, follow the instructions at www.virtualshareholdermeeting.com/IVVD2023. You will need to enter the 16-digit Control Number found on your Notice of Internet Availability, proxy card, or in the email sending you the Proxy Statement.

•

To submit your proxy prior to the Annual Meeting (until 11:59 p.m. Eastern Time on May 22, 2023), you may vote via the internet at www.proxyvote.com, by telephone, or by completing and returning the proxy card, as described below.

•

To submit your proxy by mail, please request a paper copy of the materials, which will include a proxy card. Please promptly complete, sign and date the proxy card return it promptly to ensure that it is received prior to the closing of the polls at the Annual Meeting.

•

If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” the Declassification Amendment, “FOR ALL” for the election of the two named Class II director nominees, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and, if any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her discretion.

•	Unsigned proxy cards will not be counted.

•

To submit your proxy over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from the Notice or proxy card. Your telephone proxy must be received by 11:59 p.m., Eastern Time on May 22, 2023 to be counted.

•

To submit your proxy through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the Control Number from the Notice or proxy card. You may submit your proxy through the internet 24 hours a day. Your internet proxy must be received by 11:59 p.m. Eastern Time on May 22, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on the Record Date your shares were held indirectly (that is, you held your shares in “street name” in a brokerage account or by another nominee holder), then you are a beneficial owner.

If you are a beneficial owner, a Notice or voting instruction form has been provided to you by your broker, bank or other agent describing how to submit voting instructions for your shares.

•	If you receive a voting instruction form, you can submit your voting instructions by completing and returning such voting instruction form. Please be sure to mark your voting choices on your voting instruction form before you return it. You may also be able to submit your voting instructions by telephone or through the internet or at the Annual Meeting, depending on your voting instructions (with a legal proxy from your broker, bank or other agent). Please refer to the instructions provided with your voting instruction form for information about submitting your voting instructions in these ways. See also “If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?” below.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

If you have any questions or require assistance in submitting a proxy for your shares, or if you would like additional copies of the proxy materials, please contact Georgeson LLC, our proxy solicitor.

Q: What does it mean to vote by proxy?

A: A proxy is a person you appoint to vote on your behalf. Unless you vote live during the Annual Meeting, by voting using any of the other methods described in this Proxy Statement, you will be appointing as your proxies David Hering, our Chief Executive Officer, and Jill Andersen, our Chief Legal Officer and Corporate Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q: If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

A: If you are a beneficial owner of shares held in street name and your voting instruction form or Notice does not indicate that you may vote your shares directly (or you have not obtained a legal proxy from your broker, bank or other agent), you must provide your broker, bank or other agent with instructions on how to vote your shares for “non-routine” matters. Your brokerage firm is entitled to vote shares held for a beneficial holder on discretionary, or “routine,” matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial holder of those shares. On the other hand, a brokerage firm is not entitled to vote shares held for a beneficial holder on certain non-discretionary items, or “non-routine” matters, such as certain charter amendments or the election of directors. Consequently, if you do not submit any voting instructions to your brokerage firm, your brokerage firm may exercise its discretion to vote your shares only on the proposal to ratify the appointment of PricewaterhouseCoopers LLP. For non-discretionary matters, if you do not submit any voting instructions, your shares will (i) constitute “broker non-votes,” (ii) count for establishing the presence of a quorum, (iii) have the same effect as voting against the Declassification Amendment proposal, and (iv) have no effect on the election of directors.

Q: Can I change my vote or revoke my proxy?

A: Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy by: (1) submitting a new proxy on the internet or by telephone or submitting another properly completed proxy card with a later date than your original card, but no later than (x) 11:59 p.m. on May 21, 2023 if you are submitting by mail and (y) 11:59 p.m. on May 22, 2023 if you are submitting by telephone or internet; or (2) attending and voting at the Annual Meeting (note that simply attending the Annual Meeting will not, by itself, revoke your proxy). We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls.

If you are a beneficial owner, you should follow the instructions provided by your broker, bank or other agent.

Q: How are votes counted?

A: Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal No. 1, “For” and “Against” votes, abstentions and broker non-votes, for Proposal No. 2, “For” and “Withhold” votes and broker non-votes for each nominee; and, for Proposal No. 3, “For” and “Against” votes and abstentions. Your vote will not be disclosed either within our Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certificate of the vote, and to facilitate a successful proxy solicitation.

Q: What is the quorum requirement, and what happens if a quorum is not present at the Annual Meeting?

A: A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the Record Date, there were 109,316,226 shares of common stock outstanding and entitled to vote. Thus, the holders of 54,658,114 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the meeting (see “Who can attend the Annual Meeting, and how do I attend?” above for details). Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting will be adjourned by either the chairperson of the meeting or by the vote of a majority of the shares present by remote communication or represented by proxy, until a quorum is obtained. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q: Where can I access the Annual Report?

A: A copy of our 2022 Annual Report, which consists of our Annual Report on Form 10-K for the year ended December 31, 2022, has been made available or mailed concurrently with this Proxy Statement, without charge, to our stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the Annual Report on Form 10-K. We will provide copies of the exhibits to the Form 10-K upon request by eligible stockholders, provided that we may impose a reasonable fee for providing such exhibits, which is limited to our reasonable expenses. Requests for copies of such exhibits should be mailed to our Corporate Secretary at Invivyd, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451, Attn: Corporate Secretary.

Q: Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A: We have elected to provide access to our proxy materials on the internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of proxy materials on the internet to help us reduce the environmental impact of the Annual Meeting.

Q: What does it mean if I receive more than one Notice or set of proxy materials?

A: If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. To ensure that all of your shares are voted, please submit each proxy card or voting instruction form you receive or, if you submit a proxy over the internet or by telephone, you will need to enter each of your Control Numbers.

Q: How will proxies be solicited and who is paying for the cost of the proxy solicitation?

A: We will pay for the entire cost of soliciting proxies, including the printing, handling and mailing of the Annual Meeting materials. In addition to these proxy materials, our directors and certain executive officers may, without additional remuneration, solicit proxies in person, by telephone, or by other means of communication. We may also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses for forwarding Proxy Materials to our stockholders, if any.

Additionally, the Company has retained Georgeson LLC, a proxy solicitation firm, to solicit proxies from stockholders in connection with the Annual Meeting on the Board’s behalf. Under our agreement with Georgeson LLC, they will receive a fee of up to approximately $15,000 plus the reimbursement of reasonable costs and expenses. The Company also agreed to indemnify Georgeson LLC against certain liabilities relating to, or arising out of, its retention. Georgeson LLC may solicit proxies by mail, telephone and email.

Q: Who is the independent registered public accounting firm, and will it be represented at the Annual Meeting?

A: PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2022 and audited our financial statements for such fiscal year. We expect that one or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions during a portion of the Annual Meeting. PricewaterhouseCoopers LLP has been appointed by the Audit Committee of our Board (the “Audit Committee”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Q: Why are we being asked to ratify the appointment of PricewaterhouseCoopers LLP?

A: Although stockholder approval of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its appointment of PricewaterhouseCoopers LLP, but will not be required to take any action.

Q: How can I find out the results of the voting at the Annual Meeting?

A: Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) on EDGAR at www.sec.gov within four business days of the Annual Meeting.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO (I) DECLASSIFY OUR BOARD OF DIRECTORS AND

(II) PERMIT REMOVAL OF DIRECTORS WITH OR WITHOUT CAUSE BY MAJORITY VOTE OF STOCKHOLDERS

Currently, under our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), our Board is divided into three classes, with each class elected every three years. The current terms of our director classes expire as follows: Class II director terms will expire at the 2023 Annual Meeting, Class III director terms will expire at the 2024 Annual Meeting, and Class I director terms will expire at the 2025 Annual Meeting.

On the recommendation of the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”), our Board has approved and declared advisable, and recommends that you approve, an amendment to our Certificate of Incorporation that, if implemented, will immediately (i) declassify our Board, with each elected director serving for a one-year term until the next year’s annual meeting and (ii) provide that directors of the Company may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

Background of the Proposal

At our 2022 Annual Meeting of Stockholders, our stockholders approved an advisory, non-binding vote that our Board be declassified in advance of the 2023 Annual Meeting. After careful consideration of a variety of factors, including the level of stockholder support for the advisory, non-binding proposal, as well as the benefits of annual election of directors, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that it is in the best interests of the Company and its stockholders to declassify our Board immediately upon the filing of a certificate of amendment setting forth the Declassification Amendment with the Secretary of State of the State of Delaware (the “Certificate of Amendment”).

Our Board regularly reviews, with assistance from the Nominating and Corporate Governance Committee, the Company’s corporate governance practices and structures. Our Board recognized that the classified structure provides certain benefits by promoting continuity and stability in the management of the business and affairs of the Company and encouraging directors to take a longer-term perspective. Although our Board continues to believe these are important benefits, our Board has considered the fact that classified boards may be viewed as reducing the accountability of directors to stockholders, as stockholders are unable to evaluate and elect all directors on an annual basis. Our Board also recognized the growing sentiment among stockholders and the investment community in favor of annual elections, and that many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and hold management accountable for implementing those policies. After carefully weighing these and other considerations, our Board has determined that it would be in the best interests of the Company and its stockholders to declassify the Board of Directors and recommends that stockholders approve the proposed Declassification Amendment.

Proposed Amendment

The following description of the proposed amendment is a summary and is qualified by the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A.

If Proposal No. 1 is approved at the 2023 Annual Meeting, the Company intends to file the Certificate of Amendment as soon as practicable following the 2023 Annual Meeting. Following the filing and effectiveness of the Certificate of Amendment, our Board would no longer be classified, and any director elected for a term extending beyond our 2024 Annual Meeting (including the directors elected for a three-year term at this Annual Meeting) would, notwithstanding such term, hold office only until the 2024 Annual Meeting. The proposed amendments would not change the present number of directors or the Board’s authority to change that number to fill any vacancies or newly created directorships. Any director appointed to fill newly created Board seats or vacancies would hold office for the remaining term of his or her predecessor, which would be for a term expiring at the next annual meeting of stockholders following his or her appointment.

Regardless of whether Proposal No. 1 is approved, each director elected at the 2023 Annual Meeting would be elected to a term of three years expiring at the 2026 Annual Meeting. However, if Proposal No. 1 is approved and implemented, our Board will be immediately declassified and the terms of all directors (including the directors elected at this Annual Meeting) will expire at the 2024 Annual Meeting. From and after the filing and effectiveness of the Certificate of Amendment, the terms of all directors elected at an annual meeting will expire at the next annual meeting of stockholders.

If Proposal No. 1 is not approved and/or the Declassification Amendment is not implemented, our Board will remain classified. The nominees for election at the 2023 Annual Meeting would be the Class II directors and, if elected, would be elected to serve a three-year term expiring at our 2026 Annual Meeting. The Class I directors and the Class III directors would, in accordance with the Certificate of Incorporation, continue to serve the remainder of their terms ending with the 2025 Annual Meeting and the 2024 Annual Meeting, respectively, or until a director’s earlier death, resignation or removal.

Delaware law provides that members of a classified board may be removed only for cause (unless otherwise provided in the certificate of incorporation) and that members of a board that is not classified may be removed by stockholders with or without cause. At present, because our Board is classified, our Certificate of Incorporation provides that our directors are removable only for cause. In conjunction with the declassification of our Board, the Declassification Amendment includes conforming changes to the Certificate of Incorporation to comply with Delaware law by providing that, upon the filing and effectiveness of the Certificate of Amendment, directors may be removed with or without cause. The Declassification Amendment also changes the requisite stockholder vote required to remove directors. Under the Certificate of Incorporation, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors is required to remove directors. The Declassification Amendment provides that such removal may be effected upon the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

If Proposal No. 1 is not approved and/or the Declassification Amendment is not implemented, none of the changes described in Appendix A will be made to our Certificate of Incorporation.

Amendments to our Bylaws

If the Declassification Amendment is approved by our stockholders and implemented, our Bylaws will be amended to, among other things, remove references to the classified board structure and conform to the updated removal provisions. Pursuant to Article V, Section C of our Certificate of Incorporation and Delaware law, the amendments to our Bylaws are not subject to stockholder approval. If the Declassification Amendment is not approved and implemented, no changes will be made to our Bylaws.

Vote Required

Pursuant to Article VIII, Section B of our Certificate of Incorporation, the approval of the Declassification Amendment requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. If you fail to vote or fail to instruct your broker or other nominee to vote, or vote to abstain from voting on this proposal, it will have the same effect as voting AGAINST the proposal to amend our Certificate of Incorporation.

THE BOARD RECOMMENDS

A VOTE “FOR” THE DECLASSIFICATION AMENDMENT AS DESCRIBED ABOVE.

PROPOSAL NO. 2

ELECTION OF TWO DIRECTORS

Our Board currently consists of eight directors, with three directors currently designated as Class I directors, two directors currently designated as Class II directors, and three directors currently designated as Class III directors. Our Certificate of Incorporation currently provides for a classified Board, so that the term of the existing Class II directors will expire at this year’s Annual Meeting, the terms of the Class III directors will expire at the 2024 Annual Meeting, and the terms of the Class I directors will expire at the 2025 Annual Meeting.

Our Board has nominated Christine Lindenboom and Terrance McGuire as directors to serve until the 2026 Annual Meeting (provided, that if the Declassification Amendment is approved and implemented, the terms of such directors will expire at the 2024 Annual Meeting).

Detailed biographical information regarding each of the nominees and the other continuing directors is provided in this Proxy Statement below under the heading “The Board of Directors.” Each of the nominees has been determined by our Board to be independent.

Regardless of whether Proposal No. 1 is approved, each director elected at the 2023 Annual Meeting would be elected to a term of three years expiring at the 2026 Annual Meeting. However, if Proposal No. 1 is approved and implemented, our Board will be immediately declassified and the terms of all directors (including the directors elected at this Annual Meeting) will expire at the 2024 Annual Meeting. From and after the filing and effectiveness of the Certificate of Amendment, the terms of all directors elected at an annual meeting will expire at the next annual meeting of stockholders.

If Proposal No. 1 is not approved and/or the Declassification Amendment is not implemented, our Board will remain classified. The nominees for election at the 2023 Annual Meeting would be the Class II directors and, if elected, would serve a three-year term expiring at the 2026 Annual Meeting. The Class I directors and the Class III directors would, in accordance with the Certificate of Incorporation, continue to serve the remainder of their terms ending with the 2025 Annual Meeting and the 2024 Annual Meeting, respectively, and until such directors’ successors are elected and qualified or until a director’s earlier death, resignation or removal. In that scenario, the individual directors would continue to serve in the classes specified below:

Director	Class II Directors (standing for election for term expiring at the 2026 Annual Meeting)	Class I Directors (currently serving until term expires at the 2025 Annual Meeting)	Class III Directors (currently serving until term expires at the 2024 Annual Meeting)
Tamsin Berry		I
Marc Elia		I
David Hering, M.B.A			III
Tom Heyman			III
Christine Lindenboom*	II
Terrance McGuire*	II
Clive A. Meanwell, M.D.		I
Michael S. Wyzga			III

*	Nominee for director pursuant to this Proposal No. 2.

If a nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by our Board. The Company did not receive any stockholder nominations for director. If a quorum is present at the Annual Meeting, the two nominees for Class II director receiving the highest number of votes cast, in person or by proxy, will be elected to serve as Class II directors. Abstentions and broker non-votes will have no effect on the election of directors. If not otherwise specified, proxies will be voted “FOR ALL” of the nominees for Class II director named above.

THE BOARD RECOMMENDS

A VOTE “FOR ALL” THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since its inception in 2020. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and December 31, 2021 by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit Fees(1)	$698,000	$2,013,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	4,353	4,150

Total Fees	$702,353	$2,017,150

(1)

Audit Fees consist of professional services rendered for the audits and reviews of the Company’s consolidated financial statements, professional services rendered for issuance of consents, assistance with review of documents filed with the SEC and out-of-pocket expenses incurred.

(2)	All Other Fees consist of an annual license fee for technical accounting research software and the use of accounting disclosure checklists.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The scope, terms and fees of the engagement for the annual audit must be expressly and specifically pre-approved by the Audit Committee. The engagement to perform services other than the annual audit in the defined categories of audit services, audit-related services, tax services and other permitted non-audit services may be pre-approved on an explicit case-by-case basis before the independent auditor is engaged to provide each service or the services may be pre-approved on a blanket basis. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, and the policy delegates to the chairperson of the Audit Committee the authority to pre-approve audit services (other than the annual audit engagement), audit-related services, tax services and other permissible non-audit services up to specified amounts. Any pre-approval decisions made pursuant to delegated authority must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors

The following is a brief biography of each of our current directors.

Current Class II Directors with a Term Expiring at the 2023 Annual Meeting

Christine Lindenboom, age 42

Christine Lindenboom has served as a member of our Board since October 2022. Ms. Lindenboom currently serves as the Senior Vice President, Investor Relations and Corporate Communications of Alnylam Pharmaceuticals, Inc., a biopharmaceutical company, where she has been employed since September 2015. Prior to Alnylam, Ms. Lindenboom served as Senior Director, Corporate Affairs for Pfizer, Inc., a multinational pharmaceutical and biotechnology corporation, from December 2013 to September 2015. Earlier in her career, Ms. Lindenboom served in various positions at Amgen, Inc., a multinational biopharmaceutical company, from April 2006 to November 2013, most recently serving as Director, Media Relations, Global Communications and Philanthropy at the time of her departure. Ms. Lindenboom currently serves on the board of directors of Kendall Square Association, an internationally recognized innovation district located in Cambridge, MA. Ms. Lindenboom received a B.A. from Northeastern University. We believe Ms. Lindenboom is qualified to serve as a member of our Board because of her business acumen and deep knowledge of the biopharmaceutical industry.

Terrance McGuire, age 67

Terrance McGuire has served as a member of our Board since October 2020. Mr. McGuire is a founding partner of Polaris Partners, a venture capital firm active in the field of healthcare and biotechnology companies, which he co-founded in 1996. Mr. McGuire serves on the board of directors of several private companies and has served on the board of directors of Alector, Inc. since 2013, Seer, Inc. since December 2017 and Cyclerion Therapeutics, Inc. since April 2019. In addition, Mr. McGuire previously served on the board of directors of Pulmatrix, Inc. from 2016 to September 2019, Ironwood Pharmaceuticals, Inc. from 1998 to April 2019, Arsanis, Inc. from 2011 to March 2019, and Acceleron Pharma Inc. from 2005 to November 2017. Mr. McGuire is the former chairman of the National Venture Capital Association, which represents ninety percent of the venture capitalists in the U.S., former chairman of the board of the Thayer School of Engineering at Dartmouth College, and a member of the board of directors of The Arthur Rock Center for Entrepreneurship at Harvard Business School, The Healthcare Initiative Board at Harvard Business School, and The Scientific Advisory Board at Brigham Research Institute. Mr. McGuire received a B.S. in physics and economics from Hobart College, an M.S. in Engineering from the Thayer School at Dartmouth College and an M.B.A. from Harvard Business School. We believe Mr. McGuire is qualified to serve as a member of our Board because of his extensive experience as a venture capitalist focused on the biotechnology industry, as well as many years of experience as a director of biotechnology companies guiding them in the execution of their corporate strategy and objectives.

Current Class I Directors

Tamsin Berry, age 42

Tamsin Berry has served as a member of our Board since June 2022. Ms. Berry has served as a partner at Population Health Partners, a global investment firm, since June 2020. Since November 2021, she has served as non-executive director, and also as a board member, of the Global Pathogen Analysis Service, a not-for-profit pathogen surveillance bioinformatics company. Since March 2021, she has served as an advisor to EQRx, a biotechnology firm. Since December 2020, she has served as advisor to University of Oxford for the Global Health Security Consortium, which includes the Tony Blair Institute. From February 2019 to March 2020,

she served as the director of the U.K. Office for Life Sciences, where she worked with Sir John Bell to write the U.K.’s Life Sciences Industrial Strategy. She previously served as Deputy Director of the U.K. Office for Life Sciences, from November 2015 to February 2019. Ms. Berry has held a number of leadership positions in government, spanning policy, corporate, and communications roles at the Cabinet Office, Department of Health, and Public Health England. From March 2020 to June 2020, her final role was in the COVID Taskforce, where Ms. Berry was the senior responsible officer for serology and seroprevalence at the start of the pandemic and was awarded an OBE for her work. Ms. Berry received a bachelor of laws degree from the University of Nottingham and a master’s degree from the University of Leeds. We believe Ms. Berry is qualified to serve as a member of our Board because of her extensive experience in government and expertise in health policy.

Marc Elia, age 47

Marc Elia has served as a member of our Board since June 2022 and as Chairperson of our Board since July 2022. Mr. Elia is the founder and chief investment officer of M28 Capital Management L.P., a healthcare sector investment fund, since September 2019. Prior to that, from January 2012 to September 2019, Mr. Elia served as a partner at Bridger Capital, an investment fund. Mr. Elia serves on the board of directors of SQZ Biotechnology, a clinical-stage biotechnology company, and Fractyl Health Inc., an organ editing metabolic therapeutics company. Prior to his career in investing, Mr. Elia held various roles across the biotechnology industry at N30 Pharmaceuticals, Chiron Corporation, and L.E.K. Consulting. Mr. Elia previously served as a director of the Company from July 2020 to April 2021. Mr. Elia holds a B.A. in Economics from Carleton College. We believe Mr. Elia is qualified to serve as a member of our Board because of his broad operational and transactional experience, particularly in the pharmaceutical and biotech industries.

Clive A. Meanwell, M.D., age 65

Clive A. Meanwell has served as a member of our Board since June 2022. Dr. Meanwell has served as the executive chair and co-founder of Population Health Partners, a global investment firm, since May 2020. Dr. Meanwell also co-founded Population Health Investment Co., Inc., a special purpose acquisition company, and served as its Chief Executive Officer and director from September 2020 until January 2023. Dr. Meanwell was a founder of The Medicines Company and was a director of The Medicines Company from 1996 until The Medicines Company was acquired by Novartis in January 2020. From December 2018 until January 2020, Dr. Meanwell served as The Medicine Company’s chief innovation officer. Prior to December 2018, he served as The Medicine Company’s chief executive officer since February 2012, The Medicine Company’s chief executive officer and president from October 2009 to February 2012, The Medicine Company’s chief executive officer from August 2004 to October 2009, as The Medicine Company’s president from August 2004 to December 2004, The Medicine Company’s executive chairman from September 2001 to August 2004 and The Medicine Company’s chief executive officer and president from 1996 to September 2001. Dr. Meanwell was also chairman of The Medicine Company’s board from September 2001 to August 2015. Dr. Meanwell is the vice chairman of BB Biotech, a Swiss investment corporation. He serves on the board of directors of EQRx, a biotechnology firm, Fractyl Health, Inc., an organ editing metabolic therapeutics company, Comanche Biopharma, a biotechnology firm, Saama, a clinical research software firm, and Hugo Health, a clinical research software firm. From 1995 to 1996, Dr. Meanwell was a partner and managing director at MPM Capital, L.P., a venture capital firm. From 1986 to 1995, Dr. Meanwell held various positions at Hoffmann-La Roche, Inc., a pharmaceutical company, including senior vice president from 1992 to 1995, vice president from 1991 to 1992 and director of product development from 1986 to 1991. Dr. Meanwell received an M.B. Ch.B. and an M.D. summa cum laude degree from the University of Birmingham, United Kingdom. We believe Dr. Meanwell is qualified to serve as a member of our Board because of his scientific expertise and significant experience in building and leading successful biotechnology companies and developing pharmaceuticals.

Current Class III Directors

Tom Heyman, age 67

Tom Heyman has served as a member of our Board since June 2021. Mr. Heyman currently serves as Interim Chief Executive Officer of Interlaken Therapeutics, Inc. Mr. Heyman previously served as the President of Johnson & Johnson’s Corporate Venture Capital Group from April 2015 to September 2019 and as the Global Head of Business Development for Johnson & Johnson’s Pharmaceutical Group from March 1992 to March 2015. In addition, Mr. Heyman previously served as Chief Executive Officer of Janssen Pharmaceuticals from November 2008 to November 2016. Mr. Heyman has served as a director of OptiNose, Inc. since December 2020, a director of Akero Therapeutics, Inc. since June 2020, a director of Legend Biotech Corporation since August 2022, and a director of Xilio Therapeutics since September 2022. Mr. Heyman received his Master of Laws from Katholieke Universiteit Leuven. We believe Mr. Heyman is qualified to serve as a member of our Board because of his significant experience in the pharmaceutical industry, as well as his expertise in the biotechnology industry through his career in venture capital.

David Hering, M.B.A., age 48

David Hering, M.B.A. has served as our Chief Executive Officer and a member of our Board since July 2022. He previously served as our Interim Chief Executive Officer from February 2022 until July 2022 and as our Chief Operating Officer from June 2021 until July 2022. Prior to joining Invivyd, Mr. Hering served as the Head of the mRNA Global Franchise Business of Pfizer, Inc. from April 2021 to June 2021, the President of North America Vaccines of Pfizer, Inc. from December 2018 to April 2021 and the Vaccines Commercial Officer of Pfizer, Inc. from June 2015 to December 2018. Before joining Pfizer in 2015, Mr. Hering spent seven years at Novartis Vaccines, where he held the position of Head of the North America Region. Mr. Hering received an M.B.A. from Harvard Business School and a B.S. in Operations Research and Industrial Engineering from Cornell University. We believe Mr. Hering is qualified to serve as a member of our Board because of his role as our Chief Executive Officer, as well as his experience leading organizations focused on infectious disease medicines, including the launch of the first and market leading COVID-19 vaccine during his time at Pfizer.

Michael S. Wyzga, age 68

Michael S. Wyzga has served as a member of our Board since July 2021. Mr. Wyzga has served as the President of MSW Consulting, Inc. since November 2013. Mr. Wyzga has served as a member and chair of the board of directors for GenSight Biologics S.A. since July 2015 and for X4 Pharmaceuticals, Inc. since July 2018, and as a member and deputy chair of the board of Mereo BioPharma Group plc since April 2019. Mr. Wyzga served as a member of the board and chair of the audit committee for LogicBio Therapeutics, Inc. from December 2018 until its sale in November 2022. Mr. Wyzga previously served as a director and chair of the audit and finance committee for Exact Sciences Corp. from February 2015 to June 2021 and as a member of the board of directors of OncoMed Pharmaceuticals, Inc. from October 2013 to April 2019. Mr. Wyzga received an M.B.A. from Providence College and a B.S. from Suffolk University. We believe Mr. Wyzga is qualified to serve as a member of our Board because of his experience in the biotechnology space and his financial experience.

Board Diversity

The Board Diversity Matrix below provides the diversity statistics for our Board.

Board Diversity Matrix (As of March 27, 2023)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	2
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Race or Ethnicity	2
Did Not Disclose LGBTQ+ Status	4

Independence of the Board

As required under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board must qualify as “independent,” as affirmatively determined by the board. Our Board consults with the Company’s legal counsel to ensure that our Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions and relationships between each director, or any of his or her family members, and the Company, its senior management and its registered independent public accounting firm, our Board has affirmatively determined that: (i) all of our directors, other than Mr. Hering, Dr. Meanwell and Ms. Berry, are independent within the meaning of Nasdaq Rule 5605(a)(2); (ii) Marc Elia, Tom Heyman and Michael Wyzga meet the additional test for independence for audit committee members imposed by Rule 10A-3 under the Exchange Act and Nasdaq Rule 5605(c)(2)(A); and (iii) Tom Heyman, Michael Wyzga and Christine Lindenboom meet the additional test for independence for compensation committee members imposed by Nasdaq Rule 5605(d)(2). In making this determination, our Board considered the relationships that each director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each director and such director’s affiliated entities, any previous agreements or arrangements with us and any of our directors and, with respect to Dr. Meanwell and Ms. Berry, the Company’s contractual arrangements with Population Health Partners, L.P. (“PHP”).

No Family Relationships

There are no family relationships between any of our executive officers, directors or director nominees.

Board Leadership Structure

The roles of our Board Chairperson and the Chief Executive Officer are held by two different individuals, as we seek to maintain an appropriate balance between management and our Board. Currently, Marc Elia serves as our independent Board Chairperson, and David Hering serves as our Chief Executive Officer. Mr. Elia, as our Board Chairperson, has authority, among other things, to develop and approve an appropriate Board meeting schedule and meeting agendas in consultation with the Chief Executive Officer, to convene, moderate and develop the agendas for meetings of the independent members of our Board, and to preside over Board meetings when the Chief Executive Officer is not present or when Board or Chief Executive Officer performance or compensation is discussed. Accordingly, our Board Chairperson has substantial ability to shape the work of our Board. The Company believes that separation of the positions of Board Chairperson and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chairperson creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chairperson can enhance the effectiveness of our Board as a whole.

Role of the Board in Risk Oversight

One of our Board’s key functions is informed oversight of the Company’s risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company and ways to address those risks.

Our Audit Committee has the responsibility to review and discuss with management and our independent registered public accounting firm, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of management risks relating to data privacy, technology and information security, including cyber security and back-up of information systems, and the steps the Company has taken to monitor and control such exposures. Furthermore the Audit Committee also is responsible for overseeing and reviewing with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. Our Nominating and Corporate Governance Committee reviews and assesses our corporate governance guidelines and Code of Business Ethics and Conduct. Our Compensation Committee of our Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both our Board as a whole and the various standing committees receive periodic reports from management regarding material enterprise risks, as well as incidental reports as matters may arise.

Meetings of the Board and Annual Meeting Attendance

Our Board met 23 times during the last fiscal year. During 2022, each director attended at least 75% of (i) the number of Board meetings held during the period for which he or she has been a director and (ii) the total number of committee meetings held during the period for which he or she has served on each such committee.

Seven of the Company’s then-serving directors attended the 2022 Annual Meeting of Stockholders. It is our policy to invite directors to attend the annual general meetings of shareholders.

Information Regarding Committees of the Board

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has adopted a written committee charter, which are available on the Company’s website at www.investors.invivyd.com.

The current composition of each of our Board’s committees and the number of meetings held during the last fiscal year for each committee is set forth in the following table, and a description of each committee of our Board follows:

Name	Audit Committee(1)	Compensation Committee(2)	Nominating and Corporate Governance Committee(3)

Tamsin Berry(4)

Marc Elia

David Hering, M.B.A

Tom Heyman(4)

Christine Lindenboom

Terrance McGuire

Clive A. Meanwell, M.D.(5)

Michael S. Wyzga
Total meetings in fiscal year 2022	10	11	4

  = Member

= Committee Chairperson

(1)

Rene Russo, Pharm.D., a former member of our Board, served on the Audit Committee. Dr. Russo did not stand for re-election at the 2022 Annual Meeting of Stockholders held on June 22, 2022, upon which time she ceased to be a member of our Board, including the Audit Committee.

(2)

Howard Mayer, M.D., and Redonda Miller, M.D., M.B.A., former members of our Board, served on the Compensation Committee prior to their resignations from our Board, including the Compensation Committee, on June 24, 2022 and October 20, 2022, respectively.

(3)

Anand Shah, M.D., a former member of our Board, served on the Nominating and Corporate Governance Committee. Dr. Shah resigned from our Board, including the Nominating and Corporate Governance Committee, on June 22, 2022. Ellen Marram, M.B.A., a former member of our Board, served on the Nominating and Corporate Governance Committee. Ms. Marram did not stand for re-election at the 2022 Annual Meeting of Stockholders held on June 22, 2022, upon which time she ceased to be a member of our Board, including the Nominating and Corporate Governance Committee.

(4)	Tamsin Berry and Tom Heyman served on the Nominating and Corporate Governance Committee for a portion of 2022, but neither currently serve on the Nominating and Corporate Governance Committee.
(5)	Clive A. Meanwell, M.D., served on the Compensation Committee for a portion of 2022, but does not currently serve on the Compensation Committee.

Each of the committees has authority to engage legal counsel or other experts or consultants, at the expense of the Company, as it deems necessary or appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The primary purpose of our Audit Committee is to oversee the Company’s corporate accounting and financial reporting processes and the annual audit of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of our Audit Committee include, among other things:

•	evaluate the performance and assesses the independence and qualifications of the independent auditors;

•	determine and approve the engagement of the independent auditors;

•	determine whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	review and approve the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;

•	confer with management and the independent auditors regarding the effectiveness of internal control over financial reporting;

•

review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and to recommend whether such financial statements should be included in our Annual Report on Form 10-K and our Quarterly Reports on 10-Q, as applicable;

•

establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	review and approve or disapprove all related persons transactions on an ongoing basis.

Our Board has determined that Mr. Wyzga qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of Mr. Wyzga’s level of knowledge and experience based on a number of factors, including Mr. Wyzga’s formal education and his experience as a chief executive officer, chief financial officer and member of the audit committee of the boards of directors of other public companies.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Michael S. Wyzga, Chairperson

Tom Heyman

Marc Elia

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such report by reference therein.

Compensation Committee

The primary purpose of our Compensation Committee is to act on behalf of our Board to oversee the Company’s compensation policies, plans and programs, to review and determine (or recommend to our Board for approval) the compensation to be paid to the Company’s executive officers and directors, and to assist our Board in its oversight of the Company’s strategies relating to culture and human capital leadership, including:

•

review and approval (or review and recommendation to our Board for approval) of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;

•

review and approval (or review and recommendation to our Board for approval) of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s executive officers;

•

administration of the Company’s equity compensation plans and any other similar plans and programs that the Compensation Committee may evaluate and approve from time to time, such as pension and profit-sharing plans or deferred compensation plans; and

•	review and recommendation to our Board of the type and amount of compensation to be paid or awarded to non-employee directors.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the Chief Executive Officer, the Senior Vice President, Human Resources, and the compensation consultant engaged by the Compensation Committee, if any. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and may not be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Compensation Committee to discharge his or her responsibilities as a member of the Compensation Committee. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and consultants that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In fiscal year 2021, the Compensation Committee engaged Pearl Meyer as its independent compensation consultant after taking into consideration the six factors prescribed by the SEC and Nasdaq. As part of its engagement, Pearl Meyer was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Pearl Meyer also conducted individual interviews with members of the Compensation Committee and senior management and other employees identified by the Compensation Committee to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Pearl Meyer ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Pearl Meyer and resulting modifications, the Compensation Committee approved the modified recommendations of Pearl Meyer.

In October 2022, the Compensation Committee determined to change compensation consultants and, after taking into consideration the six factors prescribed by the SEC and Nasdaq referenced above, the Compensation Committee engaged Alpine Rewards, LLC (“Alpine Rewards”) as its independent compensation consultant. Prior to engaging Alpine Rewards, management recommended several potential consultants, and the Compensation Committee then evaluated each such recommendation. The Compensation Committee reviewed the proposed scope, terms and fees of Alpine Rewards and determined that it was advisable and in the best interests of the Compensation Committee to engage Alpine Rewards as a compensation consultant to the Compensation Committee given its focus in the life sciences and technology sectors and its comprehensive expertise in executive compensation and employee rewards. The Compensation Committee requested that Alpine Rewards:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s near-term and long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and philosophy to enable an executive compensation program that directly supports that strategy.

As part of its engagement, Alpine Rewards was requested by the Compensation Committee to evaluate the Company’s executive compensation peer group and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Alpine Rewards also met with members of the Compensation Committee and senior management and other employees identified by the Compensation Committee to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Alpine Rewards ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Alpine Rewards, the Compensation Committee approved the recommendations of Alpine Rewards.

In March 2023, after taking into consideration the six factors prescribed by the SEC and Nasdaq referenced above, the Compensation Committee approved the continued engagement of Alpine Rewards.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2022, at the recommendation of the Compensation Committee, our Board delegated authority under the Company’s 2021 Equity Incentive Plan to our Chief Executive Officer to grant options to employees who are not executive officers, subject to limitations approved by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits recommended by the Compensation Committee and approved by our Board. In particular, the Chief Executive Officer may not grant options to acquire more than a fixed number of shares per year, and individually in accordance with minimum and maximum limits for each employee’s classification set forth in the Company’s non-executive employee equity grant guidelines. During fiscal year 2022, the Chief Executive Officer exercised his authority to grant options to purchase an aggregate of 3,965,931 shares to non-officer employees.

Generally, the Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year or the last quarter of the preceding year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee determines, or recommends to the Board, compensation levels and establishes, or recommends that the Board establish, performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer and then the Compensation Committee determines, or recommends to our Board, any adjustments to compensation as well as equity awards to be granted. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines, or recommends to our Board, any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The primary purpose of our Nominating and Corporate Governance Committee is to oversee aspects of the Company’s corporate governance functions on behalf of our Board, identify, review and evaluate candidates to serve as directors of the Company (consistent with criteria approved by our Board), review and evaluate incumbent directors, recommend to our Board for selection candidates for election to our Board, make recommendations to our Board regarding the membership of the committees of our Board, assess the performance of our Board and consider our Board’s leadership structure, develop a set of corporate governance guidelines and principles for the Company, and oversee the Company’s environmental, social and governance activities.

Consistent with the criteria for director qualifications set by our Board, the Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board, the operating requirements of the Company and the long-term interests of stockholders. The Nominating and Corporate Governance Committee is committed to consideration of diversity and inclusion and, accordingly, in conducting this assessment, our Board considers diversity of race, ethnicity, gender, age, education, cultural background, skills, and other factors as it deems appropriate, given the current needs of our Board and the Company, to maintain a balance of knowledge, experience and capability. As presently constituted, our Board represents a deliberate mix of members who have a deep understanding of the Company’s business, as well as members who have different skill sets and points of view on substantive matters pertaining to our business. Our nomination process and the Nominating and Corporate Governance Committee’s approach to assessment and evaluation of nominees support our commitment to diversity and inclusion.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of our Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of our Board’s self-evaluation, which is conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. In fiscal year 2022, the Nominating and Corporate Governance Committee paid a fee to a recruiting firm to assist in the process of identifying or evaluating director candidates. One of our non-employee directors initially recommended Christine Lindenboom as a potential candidate to serve on our Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to our Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Invivyd, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451, Attn: Corporate Secretary, at least 90 days, but not less than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and the name and address of the stockholder on whose behalf the submission is made and the number and class of shares owned beneficially by such stockholder, in addition to the information specified in our Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board

Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications addressed to the Corporate Secretary at the following address: Invivyd, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451. The Corporate Secretary will review each communication and will forward such communication to our Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate.

Hedging Policy

Our Insider Trading Prevention Policy prohibits our directors and employees, including our executive officers, from engaging in any hedging or similar transactions designed to decrease the risks associated with holding our equity securities. Likewise, before adopting a trading plan under Rule 10b5-1 of the Exchange Act, our directors and employees, including our executive officers, may not have entered into a transaction or position that has yet to settle with respect to the securities subject to the trading plan and must also agree not to enter into any such transaction while the trading plan is in effect.

EXECUTIVE OFFICERS

Our current executive officers, and their respective ages as of March 27, 2023, are as follows:

Name	Age	Position(s)
David Hering, M.B.A.	48	Chief Executive Officer & Director
Jill Andersen, J.D.	50	Chief Legal Officer and Corporate Secretary
Frederick Driscoll	72	Interim Chief Financial Officer
Jeremy Gowler	46	Chief Operating Officer & Chief Commercial Officer
Stacy Price	54	Chief Technology and Manufacturing Officer
Peter Schmidt, M.D., M.S.	42	Chief Medical Officer

David Hering, M.B.A. has served as our Chief Executive Officer since July 2022. He previously served as our Interim Chief Executive Officer from February 2022 until July 2022 and as our Chief Operating Officer from June 2021 until July 2022. Please refer to the “Board of Directors” section in this Proxy Statement above for Mr. Hering’s biographical information.

Jill Andersen, J.D. has served as our Chief Legal Officer and Corporate Secretary since November 2021. Prior to joining Invivyd, Ms. Andersen served as General Counsel, Corporate Secretary and Chief Compliance Officer of Oyster Point Pharma, Inc. from June 2020 to October 2021. Before joining Oyster Point, Ms. Andersen served as Vice President, Legal at Bristol-Myers Squibb Company from November 2019 to May 2020 and as Vice President and Head of Legal, Inflammation & Immunology Franchise, U.S. Market Access and Contracts, from September 2016 to November 2019. Ms. Andersen also served as Vice President and General Counsel, Legal & Intellectual Property Global Assets at Novartis Services, Inc., from March 2015 to September 2016. Ms. Andersen received a B.S. in Finance from Boston College and a J.D. from Wake Forest University School of Law.

Frederick Driscoll has served as our Interim Chief Financial Officer since October 2022. Mr. Driscoll most recently served as the Chief Financial Officer of Renovacor, Inc. from March 2022 until his resignation in June 2022. Prior to Renovacor, Mr. Driscoll served as the Chief Financial Officer of Flexion Therapeutics, Inc. from May 2021 to November 2021. He served in the same capacity from 2013 until his retirement from the position in 2017, during which time he led Flexion’s initial public offering in 2014. In addition, Mr. Driscoll served as Chief Financial Officer at Novavax, Inc. from 2009 to 2013. Mr. Driscoll has been a member of the board of directors of Cellectar Biosciences, Inc. since April 2017, MEI Pharma, Inc. since February 2018 and Cue Biopharma, Inc. since June 2018. Mr. Driscoll earned a B.S. in Accounting and Finance from Bentley University.

Jeremy Gowler has served as our Chief Operating Officer and Chief Commercial Officer since December 2022. Most recently, Mr. Gowler held the role of Global Head of Commercial for the Biopharmaceutical business of Sandoz (a division of Novartis) from April 2020 until his departure in 2022 to join Invivyd. Mr. Gowler began his career at Novartis in 2002 and progressed through roles of increasing responsibility in the areas of marketing, sales, medical affairs and operations in Canada, the US and in Switzerland until his departure in 2014. He then joined PaxVax, a private equity backed biotechnology company, where he held the role of VP, Global Commercial from 2014 until October 2018. PaxVax was sold to Emergent Biosolutions in 2018, where Mr. Gowler became VP of Global Commercial for Emergent’s vaccine business unit until his departure for Sandoz in October 2020. Mr. Gowler holds a BSc with a double major in Biology and Environmental Studies from the University of Victoria and a Dipl T in Marketing Management from the British Columbia Institute of Technology.

Stacy Price has served as our Chief Technology and Manufacturing Officer since March 2023. She brings over 25 years of experience in commercial and clinical biotechnology operations management, most recently as the Chief Technical Officer at Akouos, Inc. from November 2021 to March 2023. During that time, she established the technical operations strategy to support multiple adeno-associated virus combination gene therapy programs and contributed to the completion and approval of an investigational new drug application. Prior to that, she was Vice President of Technical Operations Ziopharm Oncology, Inc. from May 2017 to February 2020, before advancing to Senior Vice President of Technical Operations from February 2020 to September 2021, where she was responsible for the development and delivery of chemistry, manufacturing, and controls strategy as well as the facilities construction of a research and manufacturing site for cell and combination gene therapy products. Before Ziopharm, she held multiple manufacturing and operational roles of increasing responsibility across the pharmaceutical and biotechnology industry. She holds an M.S. in Biochemical Engineering and a B.S. in Chemical Engineering from Tufts University.

Peter Schmidt, M.D., M.S. has served as our Chief Medical Officer since December 2022. Previously, Dr. Schmidt was our Vice President of Clinical Research since November 2020 until his appointment as Chief Medical Officer. Prior to joining Invivyd, Dr. Schmidt worked in academic research and therapeutics development for neurology, pain, and respiratory products, including most recently as Vice President, Clinical Research at Invicta Medical, Inc., a medical technology company, from November 2019 to November 2020, where he was responsible for regulatory affairs, clinical engineering, and clinical affairs. Prior to that, Dr. Schmidt served as Senior Director, Medical Affairs and Clinical Development at Zosano Pharma Corporation, a biopharmaceutical company, from March 2017 to October 2019, where he was responsible for overseeing all clinical development programs, contract research organizations and clinical sites, as well as all aspects of medical affairs. Dr. Schmidt is an Assistant Clinical Professor in the Division of Pain Medicine at the Stanford University School of Medicine. He received a B.A. in Psychology from Cornell University, an M.S. in Epidemiology and Clinical Research from Stanford University and an M.D. from the University of Colorado School of Medicine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 27, 2023 by: (i) each director and nominee for director; (ii) each of the executive officers named in the “Summary Compensation Table”; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Applicable percentages are based on 109,316,226 shares of common stock outstanding on March 27, 2023.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of March 27, 2023. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Common stock subject to stock options currently exercisable or exercisable within 60 days of March 27, 2023 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless noted otherwise, the address of all listed directors and executive officers is c/o Invivyd, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total (%)
5% or Greater Stockholders
Adimab, LLC(2)	26,687,906	24.4%
Entities affiliated with FMR LLC(3)	14,110,982	12.9%
Mithril II LP(4)	11,241,580	10.3%
M28 Capital Management LP(5)	9,248,250	8.5%
Entities affiliated with Polaris Venture Partners V, L.P.(6)	8,531,700	7.8%
Entities affiliated with Alphabet Inc.(7)	5,680,785	5.2%
Directors, Director Nominees and Named Executive Officers
Tamsin Berry	—	*
Marc Elia(5)	9,248,250	8.5%
David Hering, M.B.A.(8)	1,358,744	1.2%
Tom Heyman(9)	132,465	*
Christine Lindenboom	—	*
Terrance McGuire(6)	8,627,455	7.9%
Clive A. Meanwell, M.D.(10)	1,201,680	1.1%
Michael S. Wyzga(11)	116,510	*
Jill Andersen, J.D.(12)	439,001	*
Rebecca Dabora, Ph.D. (13)	567,212	*
Jane Pritchett Henderson(14)	742,002	*
Tillman U. Gerngross, Ph.D.	—	*
All directors and current executive officers as a group (13 persons) (15)	21,287,940	19.1%

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders, Schedules 13D and 13G filed with the SEC, and the Company’s records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)

This information has been obtained from a Schedule 13D/A filed on June 24, 2022 by Adimab, LLC (“Adimab”). Tillman U. Gerngross, Ph.D., a former member of our Board and our former Chief Executive Officer, and Terrance McGuire, a current member of our Board, are members of the Board of Directors of Adimab; these individuals disclaim beneficial ownership with respect to the shares held by Adimab except to the extent of their pecuniary interest therein. The principal business address of Adimab and Dr. Gerngross is c/o Philip Chase, 7 Lucent Drive, Lebanon, NH 03766.

(3)

This information has been obtained from a Schedule 13G/A filed on February 9, 2023 by persons and entities affiliated with FMR LLC. Consists of shares of our common stock beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, including Fidelity Management & Research Company LLC, Fidelity Management Trust Company, and other companies (collectively, the “FMR Reporters”), and does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). FMR LLC may be deemed to have sole power to vote 14,110,187 shares of our common stock and sole power to dispose or direct the disposition of 14,110,982 shares of our common stock. Abigail P. Johnson may be deemed to have sole power to dispose or direct the disposition of 14,110,982 shares of our common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)

This information has been obtained from a Schedule 13D/A filed on July 5, 2022 by entities and persons affiliated with Mithril II LP (“Mithril II”). All shares are held of record by Mithril II. Mithril II UGP LLC (“Mithril II UGP”) is the general partner of Mithril II GP LP (“Mithril II GP”), which is the general partner of Mithril II, and each of Mithril II UGP and Mithril II GP may be deemed to have shared voting, investment and dispositive power with respect to these securities. Ajay Royan, a former member of our Board, is the sole managing member of Mithril II UGP. Peter Thiel and Ajay Royan are the members of the investment committee of Mithril II GP. The investment committee makes all investment decisions with respect to shares held by Mithril II and may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of the entities and persons referenced in this footnote is c/o Mithril Capital Management LLC, 600 Congress Avenue, Suite 3100, Austin, TX 78701.

(5)

This information has been obtained from a Schedule 13D/A filed on August 19, 2022 by M28 Capital Management LP (“M28 Capital”). Consists of 9,248,250 shares of our common stock held by certain funds and accounts to which M28 Capital acts an investment manager (the “M28 Funds and Accounts”). M28 Capital, as the investment manager to the M28 Funds and Accounts, may be deemed to beneficially own these securities and to have shared power to vote and shared power to dispose of the securities held by the M28 Funds and Accounts. Marc Elia, the Chairperson of our Board, is the Chief Investment Officer of M28 Capital and Managing Member of M28 Capital Management GP LLC, the general partner of M28 Capital, and exercises investment discretion with respect to these securities. The principal business address of M28 Capital and Marc Elia is 700 Canal Street, 2nd Floor, Stamford, CT 06902.

(6)

This information has been obtained from a Schedule 13D/A filed on June 24, 2022 by entities and persons affiliated with Polaris Venture Partners V, L.P. (“Polaris V”). Consists of (i) 3,120,194 shares of our common stock held of record by Polaris V, (ii) 60,814 shares of our common stock held of record by Polaris Venture Partners Entrepreneurs’ Fund V, L.P. (“Polaris EF V”), (iii) 21,374 shares of our common stock held of record by Polaris Venture Partners Founders’ Fund V, L.P. (“Polaris FF V”), (iv) 31,198 shares of our common stock held of record by Polaris Venture Partners Special Founders’ Fund V, L.P. (“Polaris SFF V”), (v) 4,800,460 shares of our common stock held of record by Polaris Partners IX, L.P. (“Polaris IX”) and (vi) 497,660 shares of our common stock held of record by Polaris Healthcare Technology Opportunities Fund, L.P. (“Polaris HCT”). Polaris Venture Management Co. V, L.L.C. (“PVMC V”) is the general partner of each of Polaris V, Polaris EF V, Polaris FF V and Polaris SFF V and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris V, Polaris EF V, Polaris FF V and Polaris SFF V. Terrance McGuire, a member of our Board, and Jonathan Flint are the managing members of PVMC V and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris V, Polaris EF V, Polaris FF V and Polaris SFF V. Polaris Partners GP IX, L.L.C. (“PPGP IX”) is the general partner of Polaris IX and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris IX. Terrance McGuire, an interest holder in PPGP IX and a member of our Board, David Barrett, Brian Chee, Amir Nashat and Amy Schulman are the managing members of PPGP IX and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris IX. Polaris Healthcare Technology Opportunities Fund GP, L.L.C. (“PHCT GP”) is the general partner of Polaris HCT and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris HCT. Terrance McGuire, an interest holder in PHCT GP and a member of our Board, David Barrett, Brian Chee, Amir Nashat and Amy Schulman are the managing members of PHCT GP and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Polaris HCT. For Mr. McGuire’s reported holdings, the total amount also includes options to purchase 95,755 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023. The principal business address of each of the persons and entities referenced in this footnote is c/o Polaris Partners, One Marina Park Drive, 8th Floor, Boston, MA 02210.
(7)

This information has been obtained from a Schedule 13G filed on February 14, 2022 by entities affiliated with Alphabet Inc. Consists of (i) 5,200,545 shares of our common stock held directly by GV 2019, L.P. and (ii) 480,240 shares of our common stock held directly by GV 2021, L.P. Each of GV 2019 GP, L.P. (the general partner of GV 2019, L.P.), GV 2019 GP, L.L.C. (the general partner of GV 2019 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2019 GP, L.L.C.), XXVI Holdings Inc. (the sole member of Alphabet Holdings LLC), and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may be deemed to have sole power to vote or sole power to dispose of the securities owned directly by GV 2019, L.P. Each of GV 2021 GP, L.P. (the general partner of GV 2021, L.P.), GV 2021 GP, L.L.C. (the general partner of GV 2021 GP, L.P.), Alphabet Holdings LLC (the sole member of GV 2021 GP, L.L.C.), XXVI Holdings Inc. (the sole member of Alphabet Holdings LLC), and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may be deemed to have sole power to vote or sole power to dispose of the securities owned directly by GV 2021, L.P. The principal business address of each of the entities referenced in this footnote is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

(8)	Consists of (i) 8,000 shares of common stock and (ii) options to purchase 1,350,744 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.
(9)	Consists of options to purchase 132,465 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.
(10)

This information has been obtained from a Schedule 13D/A filed on June 22, 2022 by PHP. Consists of shares of common stock held of record by Population Health Equity Partners III, L.P. (“PH III”) and Population Health Equity Partners VII, L.P. (“PH VII”). Population Health Equity Partners III GP, LLC (“PH III GP”) is the general partner of PH III and Population Health Equity Partners VII GP, LLC (“PH VII GP”) is the general partner of PH VII. Clive Meanwell, M.D., a member of our Board, is a managing member of both PH III GP and PH VII GP and may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of the entities and persons referenced in this footnote is c/o Christopher Cox, Population Health Partners, L.P., 1200 Morris Turnpike, Suite 3005, Short Hills, NJ 07078.

(11)	Consists of options to purchase 116,510 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

(12)	Consists of (i) 2,700 shares of common stock and (ii) options to purchase 436,301 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.
(13)	Consists of options to purchase 567,212 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.
(14)	Consists of options to purchase 742,002 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.
(15)	Consists of (i) 19,004,301 shares of common stock and (ii) options to purchase 2,283,639 shares of common stock currently exercisable or exercisable within 60 days of March 27, 2023.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2022 consist of:

•	David Hering, M.B.A., our Chief Executive Officer;

•	Tillman U. Gerngross, Ph.D., our former Chief Executive Officer(1);

•	Jill Andersen, J.D., our Chief Legal Officer and Corporate Secretary;

•	Rebecca Dabora, Ph.D., our former Chief Technology and Manufacturing Officer (2); and

•	Jane Pritchett Henderson, our former Chief Financial and Business Officer.(3)

(1)	Dr. Gerngross served as our Chief Executive Officer until February 23, 2022.
(2)	Dr. Dabora served as our Chief Technology and Manufacturing Officer until February 3, 2023.
(3)	Ms. Henderson served as our Chief Financial and Business Officer until October 12, 2022.

As an “emerging growth company” under the Jumpstart Our Business Startups Act, we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have not included in this section a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the “Summary Compensation Table” and the “Outstanding Equity Awards at Fiscal Year-End” table below. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” votes.

Summary Compensation Table

The following table sets forth information regarding compensation awarded or paid to, or earned by, our named executive officers with respect to the years ended December 31, 2022 and December 31, 2021. Ms. Henderson and Dr. Dabora were not named executive officers for the year ended December 31, 2021; accordingly, their compensation for such year is not included in the following table.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David Hering, M.B.A.	2022	579,297	8,402,750	342,000	11,207	9,335,253
Chief Executive Officer(4)	2021	206,577	10,591,881	92,267	7,421	10,898,146
Jill Andersen, J.D.	2022	433,333	3,245,250	174,800	11,197	3,864,580
Chief Legal Officer	2021	66,667	10,142,801	177,600	2,513	10,389,581
Jane Pritchett Henderson	2022	459,940	764,750	186,674	411,840	1,823,204
Former Chief Financial and Business Officer	2021	—	—	—	—	—
Tillman U. Gerngross, Ph.D.	2022	94,569	764,750	—	6,359	865,678
Former Chief Executive Officer(5)	2021	221,058	30,315,451	106,647	7,718	30,650,874
Rebecca Dabora, Ph.D.	2022	418,000	874,750	158,840	11,211	1,462,801
Former Chief Technology and Manufacturing Officer	2021	—	—	—	—	—

(1)

This column reflects the aggregate grant date fair value of option awards granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718, the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The assumptions we used in valuing options are described in note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)	See “—Narrative to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)

Represents employer contributions to 401(k) plan accounts and life insurance premiums and employee cell phone allowances. For Ms. Henderson, this amount also includes payments made in connection with the Henderson Separation Agreement (defined below), including a severance payment of $382,500, as described in the “Potential Payments Upon Termination or Change in Control – Ms. Henderson” section below.

(4)

Mr. Hering was appointed as our Chief Executive Officer in July 2022. Previously, Mr. Hering was our Interim Chief Executive Officer from February 2022 through July 2022, and also served as our Chief Operating Officer since June 2021. In connection with his appointment as Chief Executive Officer, Mr. Hering was also appointed a member of our Board, but did not receive any additional compensation in his capacity as a director. The “Salary” column for 2022 also includes a stipend during Mr. Hering’s time as Interim Chief Executive Officer in the amount of $32,607.

(5)	Dr. Gerngross was also a member of our Board prior to his resignation as Chief Executive Officer on February 23, 2022, but did not receive any additional compensation in his capacity as a director.

Narrative To Summary Compensation Table

The Compensation Committee of our Board has historically determined, or made recommendations to our Board to determine, our executives’ compensation, including the compensation of our named executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. The Compensation Committee also reviews and discusses the recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant. Based on those discussions and its discretion, the Compensation Committee then approves, or recommends to our Board for approval, the compensation of each executive officer without members of management present.

Annual Base Salary

The annual base salaries of our named executive officers are determined, approved and reviewed by our Compensation Committee. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels necessary to attract and retain individuals with superior talent.

The following table sets forth the annual base salaries for each of our named executive officers for 2022:

Name	2022 Base Salary
David Hering, M.B.A	$600,000	(1)
Jill Andersen, J.D.	$460,000	(2)
Jane Pritchett Henderson	$510,000	(3)
Tillman U. Gerngross, Ph.D.	$619,000
Rebecca Dabora, Ph.D.	$418,000

(1)

Effective July 5, 2022 upon Mr. Hering’s appointment as our Chief Executive Officer. Prior to such date, Mr. Hering’s base salary was $459,000 while serving as our Chief Operating Officer until he was appointed as our Interim Chief Executive Officer on February 23, 2022, at which point his base salary was increased to $510,000. In connection with Mr. Hering’s appointment as our Chief Executive Officer, his salary was increased to $600,000.

(2)	Effective November 1, 2022. Prior to such date, Ms. Andersen’s base salary was $428,000.
(3)	Effective March 18, 2022 upon Ms. Henderson’s appointment as our Chief Business Officer. Prior to such date, Ms. Henderson’s base salary was $475,000.

In December 2022, the Compensation Committee recommended to our Board, and our Board approved, that there be no changes to the annual base salaries for Mr. Hering, Ms. Andersen and Dr. Dabora for 2023.

Non-Equity Incentive Plan Compensation

The Compensation Committee develops a performance-based bonus program annually. For 2022, the Compensation Committee determined that each named executive officer’s performance bonus should be based principally on contribution towards the achievement of corporate goals. Under the 2022 annual performance bonus program, each named executive officer was eligible to be considered for an annual performance bonus based on the percentage attainment, as determined by the Compensation Committee, of the 2022 corporate goals that were previously approved by our Board. The Compensation Committee retained the discretion to make adjustments to the calculated bonus amount based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance or other factors deemed appropriate by the Compensation Committee. Each named executive officer has a target bonus opportunity calculated as a percentage of his or her annual base salary and may earn more or less than the annual target amount based on the Company’s achievement of the performance goals and the adjustments described above.

For 2022, each named executive officer’s target bonus percentage was as follows: for Mr. Hering, 60%; for Dr. Gerngross, 50%; and for Ms. Andersen, Ms. Henderson and Dr. Dabora, 40%.

In December 2022, the Board, upon recommendation by the Compensation Committee, determined that the percentage attainment of the target bonus for 2022 was 95% for each of Mr. Hering, Ms. Andersen and Dr. Dabora, and approved individual performance achievement payouts for such named executive officers in the amounts reflected in the column of the “Summary Compensation Table” above entitled “Non-Equity Incentive Plan Compensation.” Dr. Gerngross did not earn an annual performance bonus for 2022 given his departure in February 2022. Upon Ms. Henderson’s departure in November 2022, she received her 2022 target bonus at 100% attainment, which was prorated for her time in service during 2022. See the amount reflected in the column of the “Summary Compensation Table” above entitled “Non-Equity Incentive Plan Compensation” for Ms. Henderson’s individual performance achievement payout.

Equity-Based Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and thereafter on an annual basis. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals, to reward executives for exceptional performance or compensate executives for additional job responsibilities.

We have granted all equity awards pursuant to our 2021 Equity Incentive Plan since its adoption; equity awards granted prior to the adoption of the 2021 Equity Incentive Plan were made pursuant to our 2020 Equity Incentive Plan.

Outstanding Equity Awards as of December 31, 2022

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2022.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
David Hering, M.B.A.	480,865(5)	801,445	12.81	06/29/2031
	108,854(3)	366,146	6.78	01/29/2032
	208,333(3)	1,791,667	3.37	07/04/2032
	—(3)	700,000	1.73	12/13/2032
	—(4)	900,000	1.73	12/13/2032
Jill Andersen, J.D.	139,441(5)	375,422	30.65	10/31/2031
	131,770(3)	443,230	6.78	01/29/2032
	3,645 (3)	171,355	3.57	11/02/2032
	— (4)	300,000	1.73	12/13/2032
Jane Pritchett Henderson(6)	577,319(5)	627,521	4.61	01/12/2031
	128,225 (5)	213,710	10.14	05/06/2031
	36,458 (3)	138,542	6.78	01/29/2032
Rebecca Dabora, Ph.D.	186,120(5)	144,760	0.78	09/27/2030
	225,581 (5)	344,309	10.14	05/06/2031
	40,104 (3)	134,896	6.78	01/29/2032
	— (4)	100,000	1.73	12/13/2032

(1)

All of the awards listed in this table were granted under our 2021 Equity Incentive Plan, except for the following awards, which were granted under our 2020 Equity Incentive Plan: the June 2021 award to Mr. Hering; the January 2021 award and the May 2021 award to Ms. Henderson; and the September 2020 award and the May 2021 award to Dr. Dabora.

(2)

All of the option awards listed in the table were granted with a per share exercise price equal to or above the estimated fair value of our common stock on the date of grant, as determined in good faith by our Board.

(3)	This option award vests in equal monthly installments over a four-year period measured one month following the date of grant subject to the named executive officer’s continued service.
(4)	This option award vests in equal monthly installments over a three-year period measured one month following the date of grant subject to the named executive officer’s continued service.
(5)

One fourth (1/4) of the shares subject to this option award vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments over thirty-six months subject to the named executive officer’s continued service.

(6)	Pursuant to the Henderson Separation Agreement (defined below), the unvested portions of Ms. Henderson’s equity awards remained outstanding as of December 31, 2022.

Retirement Benefits and Other Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2022 other than our 401(k) plan described below. During 2022, our named executive officers were eligible to participate in our employee benefit plans, including health insurance and group life insurance benefits, on the same basis as our other employees. We maintain a safe harbor 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits of the Internal Revenue Code of 1986, as amended, which are updated annually. The 401(k) plan also provides that we will make non-elective contributions to each participant’s account totaling to 3% of the participant’s eligible compensation. We generally do not provide other perquisites or personal benefits except in limited circumstances, and we did not provide any such perquisites or personal benefits to our named executive officers in 2022.

Current Employment Agreements with David Hering, M.B.A., and Jill Andersen, J.D.

In connection with the closing of our initial public offering, we entered into an amended and restated employment agreement with Mr. Hering, and we subsequently entered into a new employment agreement with Mr. Hering in connection with his appointment as our Chief Executive Officer in July 2022. In addition, we entered into an employment agreement with Ms. Andersen in connection with her commencement of employment with us.

Each employment agreement includes an initial annual base salary and annual target bonus. The annual bonus is determined by the Compensation Committee based on the achievement of performance goals and objectives for the calendar year. Each employment agreement provides for standard benefits, such as paid time off, reimbursement of business expenses, and participation in our employee benefit plans and programs. Each employment agreement states that any time-based equity issued on or after the closing of our initial public offering would not accelerate in full upon a change in control if such equity was assumed, continued or substituted by the successor entity.

Substantive differences are limited to (i) the definition of Good Reason, which, for Ms. Andersen, is further triggered by a material reduction in the authority, duties or responsibilities of the Chief Executive Officer to whom Ms. Andersen reports, (ii) for Mr. Hering, the opportunity to receive an additional option award if certain Board-approved goals are met for calendar year 2022, subject to the approval of our Board, (iii) the treatment of equity awards upon (A) each executive’s termination or (B) a change in control of the Company, and (iv) for Mr. Hering, the opportunity to receive outplacement services in the event of his termination for Good Reason or without cause. Severance terms are detailed further below under “Potential Payments Upon Termination or Change in Control.” Ms. Andersen’s compensation has been subsequently increased from time to time to the amount described above; Mr. Hering’s compensation is currently as is stated in his employment agreement, which was entered into in July 2022. We do not maintain any other offer letters or employment agreements with our named executive officers.

Prior Employment Agreements with Tillman U. Gerngross, Ph.D., Rebecca Dabora, Ph.D., and Jane Pritchett Henderson

Tillman U. Gerngross, Ph.D., served as our Chief Executive Officer until February 23, 2022, Jane Pritchett Henderson served as our Chief Financial and Business Officer until October 12, 2022, and Rebecca Dabora, Ph.D., was serving as our Chief Technology and Manufacturing Officer as of December 31, 2022; however, she subsequently resigned from her position as Chief Technology and Manufacturing Officer effective February 3, 2023.

In connection with the closing of our initial public offering, we entered into employment agreements with Drs. Gerngross and Dabora, and an amended and restated employment agreement with Ms. Henderson. Each of the employment agreements included an initial annual base salary and annual target bonus.

See “Potential Payments Upon Termination or Change in Control” below for the actual amounts paid to Drs. Gerngross and Dabora and Ms. Henderson in connection with their departures from the Company.

Potential Payments Upon Termination or Change in Control

Mr. Hering and Ms. Andersen are, and Drs. Gerngross and Dabora and Ms. Henderson were, entitled to certain severance and change in control benefits pursuant to the employment agreements described above.

In the event that the executives’ employment ends upon death or a disability, they are (or were) entitled to accrued obligations and payment of their target bonus so long as their employment terminates after the completion of the calendar year but prior to the date of payment of the bonus (the “Earned Bonus”).

Mr. Hering and Ms. Andersen

In the event that employment terminates, other than during the period commencing three months prior to or ending 12 months following a “change in control” (the “Change in Control Period”) by us without “cause” or by Mr. Hering or Ms. Andersen for “good reason” (as defined in our equity plan and the respective employment agreement), and subject to the delivery to us of a separation agreement that includes a general release of claims, Mr. Hering or Ms. Andersen, as the case may be, will (i) receive cash severance equal to, for Mr. Hering, 12 months and, for Ms. Andersen, 9 months, of his or her then-current base salary, as well as the Earned Bonus, if applicable, his or her target bonus for the year of termination, and, for Mr. Hering, 12 months, and, for Ms. Andersen, 9 months, continuation of benefits and (ii) be entitled to delayed forfeiture of unvested time-based equity awards until, for Mr. Hering, 180 days and, for Ms. Andersen, three months, after the date of termination. In addition, Mr. Hering will be entitled to (A) accelerated vesting as of the date of termination with respect to the portion of unvested equity awards that would have become vested during the 12 month period following the date of termination had he remained employed during such period (which, for the avoidance of doubt, includes such accelerated equity awards described in clause (ii) of the preceding sentence for Mr. Hering) and (B) receive outplacement services consistent with the outplacement services provided to senior executives of the Company, which such services shall be provided by an outplacement firm selected by the Company.

In the event that Mr. Hering’s or Ms. Andersen’s employment is terminated by us without “cause” or by Mr. Hering or Ms. Andersen for “good reason,” in either case, during the Change in Control Period, and subject to the delivery to us of a separation agreement that includes a general release of claims, Mr. Hering and Ms. Andersen will each receive cash severance equal to 12 months of their base salary, as well as the Earned Bonus, if any, their respective target bonus for the year of termination, and 12 months continuation of benefits, and will be entitled to immediate acceleration and full vesting of any time-based equity awards, exercisable or nonforfeitable as if employment continued until the later of the date of termination or the effective date of the separation agreement. In addition, for Mr. Hering, each such equity award that is outstanding and exercisable on such accelerated vesting date shall remain exercisable for 180 days following such date (or, if earlier, until the original expiration date of the equity award). Mr. Hering will also be entitled to the outplacement services described in the paragraph above.

Dr. Gerngross

Pursuant to his employment agreement, Dr. Gerngross was entitled to receive cash severance equal to 12 months of his base salary, the Earned Bonus, if applicable, and 12 months continuation of benefits, and would be entitled to delayed forfeiture of unvested time-based equity awards until 90 days after the date of termination (which were the terms applicable to him upon termination by us without “cause” or by him for “good reason”). However, no severance payments were made pursuant to Dr. Gerngross’ employment agreement upon his resignation.

Ms. Henderson

We entered into a separation agreement (as amended, the “Henderson Separation Agreement”) with Ms. Henderson in connection with her departure and, upon Ms. Henderson’s agreement to a release of claims and compliance with certain other continuing obligations contained in the Henderson Separation Agreement, we paid Ms. Henderson (i) the amounts owed to her pursuant to her employment agreement, which included (A) cash severance equal to 9 months of her base salary and (B) 9 months continuation of benefits, plus (ii) a lump sum cash payment equal to $186,673.97, representing a pro-rated portion of Ms. Henderson’s annual target bonus for 2022 at 100% of target. In addition, Ms. Henderson was entitled to delayed forfeiture of unvested time-based equity awards until May 30, 2023, which is six months after her separation date.

Dr. Dabora

We entered into a consulting services agreement with Dr. Dabora, effective as of February 4, 2023 (the “Consulting Agreement”) in connection with her resignation as our Chief Technology and Manufacturing Officer. Pursuant to the Consulting Agreement, Dr. Dabora provides technical operations and general consulting for the Company, which includes consulting services with respect to chemistry, manufacturing and controls. In exchange for such consulting services, Dr. Dabora is entitled to an hourly fee and certain expense reimbursements related to the services provided to the Company, as set forth fully in the Consulting Agreement.

In addition, Dr. Dabora continues to vest in the unvested stock options granted to her under our 2020 Equity Incentive Plan and our 2021 Equity Incentive Plan (the “Equity Plans”), and all stock options granted to Dr. Dabora under the Equity Plans prior to the date of the Consulting Agreement remain outstanding as if she were still an employee of the Company until the Consulting Agreement is terminated. Further, upon the termination of the Consulting Agreement, all of Dr. Dabora’s then-vested stock options shall remain outstanding for three months after the date of such termination and all of Dr. Dabora’s then-unvested stock options will terminate and be forfeited as of the date of such termination. In addition, the unvested portions of all Time-Based Equity Awards (as defined in the Consulting Agreement) remain outstanding until 90 days after the termination of the Consulting Agreement. If the Company has not, prior to such time, entered into a definitive agreement that, if closed, would result in a Change in Control (as defined in the Consulting Agreement), then the unvested portions of such Time-Based Equity Awards shall terminate and be forfeited as of the 90th day following termination of the Consulting Agreement. If the Company enters into such a definitive agreement prior to such time, then the Time-Based Equity Awards shall remain outstanding and, to the extent unvested, become fully vested upon a Change in Control resulting from such definitive agreement. The term of the Consulting Agreement automatically ends on February 3, 2024 unless the Company or Dr. Dabora provides advance notice of termination as set forth in the Consulting Agreement.

DIRECTOR COMPENSATION

The following table shows, for the fiscal year ended December 31, 2022, certain information with respect to the compensation of our non-employee directors who served for all or a portion of the year:

Name(1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Option Awards ($) (2) (3)	Total ($)
Tamsin Berry(4)	22,495	—	312,000	334,495
Marc Elia(4)	40,986	—	312,000	352,986
Tom Heyman	69,611	—	150,750	220,361
Christine Lindenboom(5)	8,536	—	348,000	356,536
Ellen Marram, M.B.A.(6)	20,577	—	—	20,577
Howard Mayer, M.D.(7)	37,219	—	—	37,219
Terrance McGuire	50,473	—	150,750	201,223
Clive A. Meanwell, M.D.(4)	24,781	—	312,000	336,781
Redonda Miller, M.D., M.B.A.(8)	40,255	—	—	40,255
Ajay Royan(6)(9)	19,011	—	—	19,011
René Russo, Pharm.D.(6)	56,422	—	—	56,422
Anand Shah, M.D.(10)	32,712	—	—	32,712
Michael S. Wyzga	74,341	—	150,750	225,091

(1)

Until his departure on February 23, 2022, Dr. Gerngross, our former Chief Executive Officer, was a member of our Board; however, he did not earn compensation during 2022 for his service on our Board. Dr. Gerngross’s compensation is reflected in the “Summary Compensation Table” above. Further, Mr. Hering, our Chief Executive Officer, did not earn compensation during 2022 for his service on our Board. Mr. Hering’s compensation is reflected in the “Summary Compensation Table” above.

(2)

The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee directors during the fiscal year ended December 31, 2022, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in note 12 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(3)

As of December 31, 2022, the following non-employee directors held options to purchase the following number of shares of our common stock. None of our non-employee directors held any stock awards as of December 31, 2022.

Name	Options
Tamsin Berry	150,000
Marc Elia	150,000
Tom Heyman	200,380
Christine Lindenboom	150,000
Terrance McGuire	110,593
Clive A. Meanwell, M.D	150,000
Michael S. Wyzga	146,186

(4)	This director was elected to our Board on June 22, 2022.
(5)	Ms. Lindenboom was elected to our Board on October 20, 2022.
(6)	This director’s term expired at the 2022 Annual Meeting.

(7)	Dr. Mayer resigned from our Board on June 24, 2022.
(8)	Dr. Miller resigned from our Board on October 20, 2022.
(9)	Represents fees earned by Mr. Royan for his service on our Board during 2022.
(10)	Dr. Shah resigned from our Board on June 22, 2022.

Narrative to Director Compensation Table

Our Board adopted a non-employee director compensation policy that became effective in August 2021 in connection with the closing of our initial public offering. In March 2023, our Board approved amendments to the non-employee director compensation policy with respect to the initial and annual option awards granted to our directors, as described below. Pursuant to this compensation policy, each of our directors who is not an employee or consultant of our company is eligible to receive compensation for service on our Board and committees of our Board.

Under our non-employee director compensation policy, each eligible director receives an annual cash retainer in the amount of $40,000 for serving on our Board. In addition, the Chairperson of our Board receives an annual cash retainer in the amount of $30,000 (in addition to the annual cash retainer given to all eligible directors). The chairperson of the Audit Committee is entitled to receive an additional annual cash retainer in the amount of $15,000, the chairperson of the Compensation Committee is entitled to receive an additional annual cash retainer in the amount of $10,000 and the chairperson of the Nominating and Corporate Governance Committee is entitled to receive an additional annual cash retainer in the amount of $8,000. The other members of the Audit Committee are entitled to receive an additional annual cash retainer in the amount of $7,500, the other members of the Compensation Committee are entitled to receive an additional cash retainer in the amount of $5,000 and the other members of the Nominating and Corporate Governance Committee are entitled to receive an additional annual cash retainer in the amount of $4,000. All such annual retainers are payable in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred. If an eligible director joins our Board or a committee of our Board at a time other than effective as of the first day of a fiscal quarter, the annual retainers described above are pro-rated based on days served in the applicable fiscal quarter, with the pro-rated amount paid on the last day of the first fiscal quarter in which such eligible director provides the service and regular full quarterly payments thereafter.

In addition, each new eligible director who joins our Board is entitled to receive a non-statutory stock option to purchase 100,000 shares of our common stock (prior to the March 2023 amendments noted above, the initial award was structured as an option to purchase shares of our common stock with an aggregate Black-Scholes grant date value of $800,000, up to a maximum of 150,000 shares), with one-third of the shares vesting on the first anniversary of the grant date and 1/36th of the shares subject to the initial grant vesting in equal monthly installments thereafter, such that the option is fully vested on the third anniversary of the grant date, subject to continued service as a director through the vesting dates.

On the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of our Company following the meeting is entitled to receive a non-statutory stock option to purchase 50,000 shares of our common stock (prior to the March 2023 amendments noted above, the annual award was structured as an option to purchase shares of our common stock with an aggregate Black-Scholes grant date fair value of $400,000, up to a maximum of 75,000 shares), with the shares vesting on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of our stockholders, subject to continued service as a director though the applicable vesting date. If an eligible director joins our Board upon or after the date of the last preceding annual stockholders meeting, such eligible director’s Annual Grant will be pro-rated based on days served since joining our Board.

The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year will not exceed $1,500,000 in total value, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Each option awarded to eligible directors under the non-employee director compensation policy will be subject to accelerated vesting upon a change in control transaction. The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us (provided that upon a termination of service other than for cause, the post-termination exercise period will be 12 months from the date of termination or death, if earlier).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	23,239,391	(1)	$7.01	20,925,263	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	23,239,391		$7.01	20,925,263

(1)	Consists of shares underlying options granted pursuant to our 2020 Equity Incentive Plan and 2021 Equity Incentive Plan.
(2)

Includes 19,696,011 shares of common stock reserved for future issuance under our 2021 Equity Incentive Plan and 1,229,252 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan automatically increases on the first day of each fiscal year continuing through January 1, 2031, in an amount equal to 5.0% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or a lesser number of shares determined by our Board. The number of shares reserved under the 2021 Employee Stock Purchase Plan automatically increases on the first day of each fiscal year and continuing through January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year and (ii) 2,685,546 shares; provided, however, that before the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). Prior to December 31, 2022, our Board determined that no increase was necessary to the shares of common stock available for issuance under the 2021 Equity Incentive Plan or 2021 Employee Stock Purchase Plan on January 1, 2023.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Related Person Transactions Policy and Procedures

Our Board has a written Related Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions, which policy became effective in connection with our initial public offering in 2021. A related person is any executive officer, director, nominee to become a director, or beneficial owner of more than 5% of any class of our voting securities, including any immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances, including:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Certain Related Person Transactions

The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”

Agreements with PHP

Clive Meanwell, M.D. and Tamsin Berry, current members on our Board, are Managing Partner and Partner of PHP, respectively.

Master Services Agreement

On November 15, 2022 (the “PHP Effective Date”), we entered into a Master Services Agreement with PHP, pursuant to which PHP agreed to provide services and create deliverables for us as agreed between us and PHP and set forth in one or more work orders under such agreement (the “PHP MSA”). The terms of the PHP MSA commenced on the PHP Effective Date and will continue for a period of one year, unless terminated earlier in accordance with its terms. On the PHP Effective Date, we and PHP entered into the first work order under the PHP MSA (the “PHP Work Order”), pursuant to which PHP agreed to advise and counsel us regarding clinical development and regulatory matters with respect to our product candidates.

As compensation for the services and deliverables under the PHP Work Order, we agreed to pay PHP a cash fee of $0.5 million per month during the term of the PHP Work Order (which has an initial term of six months, and may be extended by written agreement of us and PHP) for an aggregate fee of $3.0 million (the “Aggregate Fee”). In the event that (i) we terminate the PHP Work Order for any reason other than material breach by PHP or (ii) PHP terminates the PHP Work Order due to material breach by us, in each case, pursuant to the terms of the PHP MSA, then we would be required to pay PHP the balance of the Aggregate Fee as of the date the PHP Work Order is terminated. The cash fee is subject to change if the parties extend the term of the PHP Work Order in accordance with the terms thereof.

From the PHP Effective Date through December 31, 2022, we did not make any payments to PHP. As of December 31, 2022, $0.8 million was due to PHP by us.

Common Stock Warrant

In addition to the cash compensation described above, on the PHP Effective Date, we issued a warrant to purchase shares of our common stock to PHP (the “PHP Warrant”). The exercise price of the PHP Warrant is $3.48 per share of common stock, which is equal to the Nasdaq official closing price (as defined in the PHP Warrant) of a share of common stock on the trading day immediately prior to the PHP Effective Date. The PHP Warrant is exercisable for up to an aggregate of 6,824,712 shares of common stock, and vests in three separate tranches as follows:

•	3,591,954 shares of common stock underlying the PHP Warrant vests if our market capitalization (as defined in the PHP Warrant) equals or exceeds $758,517,511 by November 15, 2028;

•	1,795,977 shares of common stock underlying the PHP Warrant vests if our market capitalization equals or exceeds $1,137,776,266 by November 15, 2029; and

•	1,436,781 shares of common stock underlying the PHP Warrant vests if our market capitalization equals or exceeds $1,517,035,022 by November 15, 2030.

The PHP Warrant is exercisable for ten years from the PHP Effective Date with respect to the vested portion(s) of the PHP Warrant. The PHP Warrant may be exercised by cash exercise or, at the election of PHP, by means of “cashless exercise” pursuant to a formula set forth in the PHP Warrant. We have also granted PHP certain “piggyback” registration rights requiring us to register any shares of Common Stock underlying the PHP Warrant for resale with the SEC, subject to our existing obligations under the amended and restated investors’ rights agreement (described below).

Notwithstanding the foregoing, PHP may not exercise any portion of the PHP Warrant to the extent that, after giving effect to such issuance, PHP would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the PHP Warrant (the “Beneficial Ownership Limitation”). PHP has the right to increase or decrease the Beneficial Ownership Limitation, provided that it in no event exceeds 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the PHP Warrant, upon not less than 61 days’ prior notice to us.

Upon a consummation of a change of control of the Company (as defined in the PHP Warrant) prior to November 15, 2028, all of the shares underlying the PHP Warrant would become immediately vested and exercisable; upon the consummation of a change of control of the Company after November 15, 2028 but on or prior to November 15, 2029, the shares underlying the second and third tranches of the PHP Warrant would become immediately vested and exercisable; and upon the consummation of a change of control of the Company after November 15, 2029 but on or prior to November 15, 2030, the shares underlying the third tranche of the PHP Warrant would become immediately vested and exercisable.

Mithril Expense Reimbursement

In October 2022, upon request by Mithril II LP, we paid $1.4 million to Mithril II LLP as reimbursement for certain fees and out-of-pocket expenses incurred by Mithril in connection with the solicitation of proxies for our 2022 Annual Meeting of Stockholders, which was held on June 22, 2022, and resulted in, among other things, the election of director nominees proposed by Mithril and other stockholders. Ajay Royan, a former member of our Board, is the Managing General Partner and Founder of Mithril Capital Management LLC (“MCM”). MCM is a management company that manages Mithril II LP and is appointed by Mithril II GP LP, the general partner of Mithril II LP. Mithril II LP holds more than 5% of our common stock.

Private Placements of Our Securities – Series C Preferred Stock Financing

In April 2021, we entered into a preferred stock purchase agreement with certain investors, including beneficial owners of greater than 5% of our capital stock and affiliates of members of our Board, pursuant to which we issued and sold to such investors an aggregate of 4,296,550 shares of our Series C preferred stock at a purchase price of $78.08578 per share for aggregate gross proceeds of $335.5 million.

The table below sets forth the aggregate number of shares of Series C preferred stock issued to our related parties in this financing:

Name	Series C Preferred Stock (#)	Aggregate Purchase Price ($)
Adimab, LLC (1)	128,064	9,999,977
Mithril II LP (2)	422,612	32,999,988
OrbiMed Private Investments VII, LP	96,048	7,499,983
Entities affiliated with RA Capital Management	960,482	74,999,986
Entities affiliated with Polaris Partners (3)	224,112	17,499,960
Entities affiliated with GV	96,048	7,499,983
Entities affiliated with FMR, LLC	640,321	49,999,965

(1)

(a) Tillman U. Gerngross, Ph.D., a former member of our Board and our former Chief Executive Officer, is a former officer and current member of the Board of Directors of Adimab, (b) Philip Chase, a former member of our Board, is a current officer and member of the Board of Adimab, (c) Laura Walker, Ph.D., our former Chief Scientific Officer, is a former employee of Adimab, (d) Terrance McGuire, a member of our Board, is a current member of the Board of Adimab, and (e) Ajay Royan, a former member of our Board, is a current member of the Board of Adimab. Adimab holds more than 5% of our common stock.

(2)

Ajay Royan, a former member of our Board, is the Managing General Partner and Founder of MCM. MCM is a management company that manages Mithril II LP and is appointed by Mithril II GP LP, the general partner of Mithril II LP. Mithril II LP holds more than 5% of our common stock.

(3)	Terrance McGuire, a member of our Board, is a Founding Partner of Polaris Partners. Entities affiliated with Polaris Partners collectively hold more than 5% of our common stock.

Each share of Series C preferred stock issued in this offering automatically converted into five shares of our common stock upon the closing of our initial public offering in August 2021.

Agreements with Adimab

Certain of our current and former directors and officers are affiliated with Adimab, the beneficial owner of 24.4% of our common stock as of March 27, 2023. Tillman U. Gerngross, Ph.D., our co-founder, former member of our Board and our former Chief Executive Officer, is co-founder and Executive Chairman of the board of directors of Adimab and former Chief Executive Officer of Adimab. Laura Walker, Ph.D., our co-founder and former Chief Scientific Officer, was the Senior Director of Antibody Sciences at Adimab. Terrance McGuire, who is deemed to be a beneficial owner of 7.9% of our common stock as of March 27, 2023 is a member of our Board and the board of directors of Adimab.

Assignment and License Agreement

In July 2020, we entered into an assignment and license agreement (the “Adimab Assignment Agreement”) with Adimab pursuant to which Adimab assigned to us its rights to all coronavirus antibodies controlled by it and their derivatives, patents claiming such antibodies, know-how related to such antibodies, and biological and chemical materials specifically related to such antibodies, and also granted us a non-exclusive, sublicensable, worldwide, royalty-bearing license to certain of its antibody discovery and optimization platform technology to research, develop, make, use and sell coronavirus antibodies and products containing or comprising coronavirus antibodies, provided that we may not use such licensed rights to discover or optimize antibodies. In connection with the transfer of the rights acquired and license received, we issued to Adimab 5,000,000 shares of our Series A preferred stock, then having a fair value of $40.0 million. Concurrently, Adimab relinquished to us 21,250,000 shares of our common stock, then having a fair value of $85,000.

Under the Adimab Assignment Agreement, we are obligated to pay Adimab quarterly for its services performed under the agreement at a specified full-time equivalent rate. We are obligated to pay Adimab up to $24.6 million upon the achievement of specified development and regulatory milestones for the first two products that comprise or contain coronavirus antibodies assigned to us, antibodies discovered or optimized under the Adimab Assignment Agreement, or any derivative of such antibody (the “Products”). We are also obligated to pay Adimab royalties of a mid-single-digit percentage based on annual aggregate worldwide net sales of any Products, subject to reductions for third-party licenses, biosimilar competition, compulsory licensing and a royalty floor.

In February 2021, we achieved the first specified milestone under the agreement upon dosing of the first patient in a Phase 1 global clinical trial evaluating adintrevimab, which obligated us to make a $1.0 million payment to Adimab. We made the payment in March 2021. In April 2021, we achieved the second specified milestone under the agreement upon dosing of the first patient in a Phase 2 global clinical trial evaluating adintrevimab for the prevention of COVID-19, which obligated us to make a $2.5 million payment to Adimab. We made the payment in June 2021. In August 2021, we achieved the third specified milestone under the agreement upon dosing of the first patient in a Phase 3 global clinical trial evaluating adintrevimab for the prevention of COVID-19, which obligated us to make a $4.0 million payment to Adimab. We made the payment in September 2021.

From January 1, 2021 through December 31, 2022, we paid Adimab $9.8 million in connection with the Adimab Assignment Agreement. As of December 31, 2022, less than $0.1 million was due to Adimab by us.

Collaboration Agreement

In May 2021, we entered into a collaboration agreement with Adimab (the “Adimab Collaboration Agreement”) for the discovery and optimization of proprietary antibodies as potential therapeutic product candidates. We are obligated to pay Adimab a quarterly fee of $1.3 million in exchange for Adimab and its affiliates agreeing not to assist in the discovery or optimization of or to direct certain third parties to discover or optimize antibodies that are intended to bind to coronaviruses or influenza viruses, which obligation may be cancelled at our option at any time.

For each agreed upon research program that is commenced under the Adimab Collaboration Agreement, we are obligated to pay Adimab quarterly for its services performed during a given research program at a specified full-time equivalent rate, a discovery delivery fee of $0.2 million, and an optimization completion fee of $0.2 million. For each option exercised by us to commercialize a specific research program, we are obligated to pay Adimab an exercise fee of $1.0 million.

We are obligated to pay Adimab up to $18.0 million upon the achievement of specified development and regulatory milestones for each product under the agreement that achieves such milestones. We are also obligated to pay Adimab royalties of a mid-single-digit percentage based on annual aggregate worldwide net sales of products, subject to reductions for third-party licenses.

In addition, we are obligated to pay Adimab for Adimab’s performance of certain validation work with respect to certain antigens acquired from a third party. In consideration for this work, we are obligated to pay Adimab royalties of a low single-digit percentage based on annual aggregate worldwide net sales of products that contain such antigens for the same royalty term as antibody-based products, but we are not obligated to make any milestone payments for such antigen products.

From May 21, 2021 (the date we entered into the Adimab Collaboration Agreement) through December 31, 2022, we paid Adimab $10.6 million in connection with the Adimab Collaboration Agreement. As of December 31, 2022, $0.3 million was due to Adimab by us.

Adimab Platform Transfer Agreement

On September 10, 2022, we entered into a Platform Transfer Agreement with Adimab (the “Adimab Platform Transfer Agreement”) under which we were granted the right under certain intellectual property of Adimab to practice certain elements of Adimab’s platform technology, including B-cell cloning using Adimab’s proprietary yeast cell lines and other antibody optimization libraries, trade secrets, protocols and software of Adimab, to discover, engineer and optimize antibodies. We do not have access to Adimab’s proprietary discovery libraries. We were also granted the right under certain intellectual property of Adimab to research, develop, make, sell and exploit such antibodies and products containing such antibodies. The Adimab platform will be transferred to us in accordance with the terms of the Adimab Platform Transfer Agreement. In September 2022, we paid $3.0 million to Adimab in connection with the upfront consideration payable for the rights assigned pursuant to the Adimab Platform Transfer Agreement.

We are obligated to pay Adimab an annual fee of single digit millions on each of the first four anniversaries of the effective date of the Adimab Platform Transfer Agreement, which will allow us to receive material improvements to the platform technology, including materially improved antibody optimization libraries, updates that provide new functionality to the platform, and software upgrades, from Adimab through June 2027. The first annual fee will become due in September 2023. Beginning in July 2027 and ending in June 2042, unless terminated earlier, we have the option to receive additional material improvements to the platform technology from Adimab, subject to a commercially reasonable fee to be negotiated by the parties.

We are also obligated to pay Adimab up to $9.5 million upon the achievement of specified development and regulatory milestones for each product under the Adimab Platform Transfer Agreement that achieves such milestones. The next potential milestone under the Adimab Platform Transfer Agreement is a mid-six-digit dollar milestone related to the start of IND-enabling toxicology studies.

In addition, we are obligated to pay Adimab royalties of a low single-digit percentage based on net sales of products containing an antibody discovered, engineered or optimized using Adimab’s platform technology, once commercialized. The royalty rate is subject to reductions specified under the Adimab Platform Transfer Agreement. Royalties are due on a product-by-product and country-by-country basis. The royalty term will expire for each product on a country-by-country basis upon the later of (i) 12 years after the first commercial sale of such product in such country and (ii) the expiration of the last valid claim of a program antibody patent for covering the program antibody contained in such product in such country. Through December 31, 2022, we had not paid any royalties to Adimab under the Adimab Platform Transfer Agreement.

We may terminate the Adimab Platform Transfer Agreement at any time upon advance written notice to Adimab. In addition, subject to certain conditions, either party may terminate the Adimab Platform Transfer Agreement in the event of a material breach by the other party that is not cured within specified periods or in connection with the other party’s insolvency.

From September 10, 2022 (the date we entered into the Adimab Platform Transfer Agreement) through December 31, 2022, we paid Adimab $3.0 million in connection with the Adimab Platform Transfer Agreement. As of December  31, 2022, no amounts were due to Adimab by us.

Investors’ Rights, Voting and Right of First Refusal Agreements

In connection with the sale of our preferred stock described above, we entered into an amended and restated investors’ rights agreement, an amended and restated voting agreement and an amended and restated right of first refusal and co-sale agreement containing registration rights, information rights, voting rights and rights of first refusal, among other things, with the holders of our preferred stock. These agreements terminated upon the closing of our initial public offering, except for the registration rights granted under our amended and restated investors’ rights agreement, which terminate with respect to each holder upon the earlier of such holder being able to sell such holder’s shares without limitation during a three-month period pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the fifth anniversary of the closing of our initial public offering. The registration rights provisions of this agreement provide those holders with demand, piggyback and Form S-3 registration rights with respect to the shares of common stock currently held by them. See “—Private Placements of Our Securities—Series C Preferred Stock Financing” above for information regarding the names of the related persons involved and the basis on which such persons are related persons.

Indemnification

The Company provides indemnification for its directors, executive officers and key employees so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors, and is permitted to indemnify its executive officers, employees and other agents, to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors, including each of our Board’s nominees for director. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

If you wish to propose a matter for consideration at the 2024 Annual Meeting, then the proposal must be received at our registered office at Invivyd, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451, Attn: Corporate Secretary and in compliance with the requirements set forth below.

In order for a stockholder proposal to be eligible under Rule 14a-8 of the Exchange Act for presentation at the 2024 Annual Meeting, such stockholder must submit the proposal, along with proof of ownership of our common stock, no later than December 12, 2023, the date that is one hundred twenty (120) days prior to the first anniversary of the date this Proxy Statement was first released to stockholders. This date will change if the date of 2024 Annual Meeting is changed by more than thirty (30) days from May 23, 2024.

In addition, our Bylaws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the 2023 Annual Meeting. Therefore, to be presented at the 2024 Annual Meeting, we must receive such a proposal no earlier than the close of business on January 24, 2024 and no later than the close of business on February 23, 2024. However, if the date of the 2024 Annual Meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the 2023 Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to the 2024 Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the 2024 Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing advanced notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 25, 2024, the date that is sixty (60) days prior to the first anniversary of the 2023 Annual Meeting. This date will change if the date of 2024 Annual Meeting is thirty (30) calendar days earlier or later than May  23, 2024.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice and, if applicable, a printed version of this Proxy Statement and our Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our Corporate Secretary at Invivyd, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451, or via telephone at (781)-819-0080. If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to continue to participate in householding and prefer to receive separate copies of the Notice in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of our materials or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible.

By Order of the Board of Directors,

Jill Andersen
Chief Legal Officer and Corporate Secretary

Waltham, Massachusetts

April 10, 2023

A copy of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Invivyd, Inc., 1601 Trapelo Road, Suite 178, Waltham, Massachusetts 02451.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor.

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Phone: 1-877-278-4774 (toll-free within the United States) or

1-781-575-2137 (outside of the United States)

APPENDIX A

Declassification Amendment

Proposed additions to the Certificate of Incorporation are in bold and underlined text and proposed deletions are in strikethrough text.

Article V.

B. BOARD OF DIRECTORS.

2. Term. ~~Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of securities to the public (the “Initial Public Offering”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting~~. ~~Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.~~ Commencing with the filing and effectiveness of this Certificate of Amendment to the Certificate of Incorporation, the Board shall be immediately declassified and all directors shall be elected at each annual meeting of stockholders for terms expiring at the next succeeding annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The term of each director serving as of and immediately prior to the filing and effectiveness of this Certificate of Amendment to the Certificate of Incorporation shall expire at the 2024 annual meeting of stockholders, notwithstanding that such director may have been elected for a term extending beyond the 2024 annual meeting of stockholders.

3. Removal.

a. ~~Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the Initial Public Offering, neither the Board nor any individual director may be removed without cause.~~ [Reserved]

b. Subject to any limitation imposed by law and immediately upon the filing and effectiveness of this Certificate of Amendment to the Certificate of Incorporation, any individual director or directors may be removed with or without cause by the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66 2/3%)~~ a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INVIVYD, INC.

Invivyd, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: Article V, Section B, Subsections 2 and 3 of the Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) are amended and restated to read as follows:

Article V.

B. BOARD OF DIRECTORS.

2. Term. Commencing with the filing and effectiveness of this Certificate of Amendment to the Certificate of Incorporation, the Board shall be immediately declassified and all directors shall be elected at each annual meeting of stockholders for terms expiring at the next succeeding annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The term of each director serving as of and immediately prior to the filing and effectiveness of this Certificate of Amendment to the Certificate of Incorporation shall expire at the 2024 annual meeting of stockholders, notwithstanding that such director may have been elected for a term extending beyond the 2024 annual meeting of stockholders.

3. Removal.

a. [Reserved]

b. Subject to any limitation imposed by law and immediately upon the filing and effectiveness of this Certificate of Amendment to the Certificate of Incorporation, any individual director or directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

SECOND: This Certificate of Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

THIRD, That except as amended hereby, the provisions of the Certificate of Incorporation shall remain in full force and effect.

FOURTH: This Certificate of Amendment to the Certificate of Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware.

*        *        *         *        *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, to be signed by a duly authorized officer of the Corporation this __ day of ______, 2023.

INVIVYD, INC.

By:
Name:
Title:

INVIVYD, INC. 1601 TRAPELO ROAD, SUITE 178 WALTHAM, MA 02451

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/IVVD2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07259-P87524                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVIVYD, INC.

The Board of Directors recommends you vote “FOR” the following proposal:
		For	Against	Abstain
1.

To approve an amendment to the Amended and Restated Certificate of Incorporation of Invivyd, Inc. (the “Company”) to (i) declassify the Company’s Board of Directors and provide for the annual election of all directors and (ii) provide that directors of the Company may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors (the “Declassification Amendment”).

		☐	☐	☐

The Board of Directors recommends that you vote “FOR ALL” the following nominees for the following proposal:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2.

To elect the two nominees for director named in the Proxy Statement for a three-year term expiring at the 2026 Annual Meeting of Stockholders (provided, that if the Declassification Amendment is approved and implemented, the terms of such directors will expire at the 2024 Annual Meeting of Stockholders).

		☐	☐	☐

Nominees:

01) Christine Lindenboom
02) Terrance McGuire

The Board of Directors recommends you vote “FOR” the following proposal:							For	Against	Abstain

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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V07260-P87524

INVIVYD, INC.

Annual Meeting of Stockholders

May 23, 2023 8:30 a.m. Eastern Time

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoint(s) David Hering and Jill Andersen, or either of them, as proxies, each with the full power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INVIVYD, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2023 at 8:30 a.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/IVVD2023, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” on Proposal Nos. 1 and 3 and “FOR ALL” on Proposal No. 2.

Continued and to be signed on reverse side